 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-277313
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 23, 2024)
$400,000,000
AvalonBay Communities, Inc.
4.350% Senior Notes due 2030

The notes will bear interest at the rate of 4.350% per year. Interest on the notes will be payable on June 1 and December 1 of each year, beginning on June 1, 2026. The notes will mature on December 1, 2030 unless we redeem them earlier. We may redeem the notes at our option, at any time in whole or in part, at the redemption price described in “Description of the Notes — Optional Redemption.”
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding.
The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange. Currently, there is no public market for the notes.
Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and page 1 of the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Senior Note	Total
Public offering price(1)	99.956%	$399,824,000
Underwriting discount	0.600%	$2,400,000
Proceeds, before expenses, to us	99.356%	$397,424,000

(1)
The public offering price does not include accrued interest, if any. Interest on the notes will accrue from December 1, 2025.

The underwriters expect to deliver the notes through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear system, on or about December 1, 2025.
Joint Book-Running Managers
J.P. Morgan	Goldman Sachs & Co. LLC	Mizuho	Morgan Stanley
BNP PARIBAS	BofA Securities	Deutsche Bank Securities	PNC Capital Markets LLC
RBC Capital Markets	TD Securities	Truist Securities	US Bancorp
Co-Managers
Barclays	Regions Securities LLC	Scotiabank	Wells Fargo Securities	Ramirez & Co., Inc.
The date of this prospectus supplement is November 19, 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using an “automatic shelf” registration statement. Our shelf registration statement allows us to offer from time to time a variety of securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement and other general information that may apply to this offering. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, the notes offered hereby and other information that you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus.
Generally, when we refer to this “prospectus supplement,” we are referring to this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and supersede the information in the accompanying prospectus. It is important for you to read and carefully consider all information contained in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Information by Reference” in this prospectus supplement before investing in our notes.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated herein or therein by reference, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” or similar expressions in this prospectus supplement and the accompanying prospectus refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, especially the “Risk Factors” sections beginning on page S-5 of this prospectus supplement and page 1 of the accompanying prospectus before making an investment decision regarding the notes.
About Our Company
AvalonBay Communities, Inc. is a Maryland corporation that has elected to be treated as a real estate investment trust (“REIT”) for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). We develop, redevelop, acquire, own and operate apartment communities in New England, the New York/New Jersey metro area, the Mid-Atlantic, the Pacific Northwest, and Northern and Southern California, as well as in our expansion regions of Raleigh-Durham and Charlotte, North Carolina, Southeast Florida, Dallas and Austin, Texas, and Denver, Colorado.
At September 30, 2025, we owned or held a direct or indirect ownership interest in 314 apartment communities containing 97,219 homes in 11 states and the District of Columbia, of which 21 communities were under development. We also owned or held a direct or indirect ownership interest in land or rights to land on which we expect to develop an additional 34 communities that, if developed as expected, will contain an estimated 9,381 apartment homes.
Our principal executive offices are located at 4040 Wilson Boulevard, Suite 1000, Arlington, Virginia 22203. Our telephone number is 703-329-6300. Our website is located at www.avalonbay.com. Information on our website is not deemed to be a part of this prospectus supplement and the accompanying prospectus, and our website is included herein as an inactive textual reference only.

The Offering
The following summary of the offering is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement under the heading “Description of the Notes” and in the accompanying prospectus under the heading “Description of Debt Securities.”
Issuer
AvalonBay Communities, Inc.
Securities Offered
$400,000,000 aggregate principal amount of 4.350% Senior Notes due 2030.
Maturity Date
December 1, 2030 unless earlier redeemed.
Interest Rate and Payment Dates
4.350% per year. Interest will be payable semi-annually, in cash, on June 1 and December 1 of each year, beginning June 1, 2026.
Optional Redemption
Prior to November 1, 2030 (one month prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the Notes — Optional Redemption” below) plus 15 basis points less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of the Notes — Optional Redemption” in this prospectus supplement.
Ranking
The notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to our mortgages and our other secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes also will be effectively subordinated to all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries and all existing and future equity not owned by us, if any, in our subsidiaries.
Sinking Fund
The notes will not be subject to any sinking fund provision.

Form and Denominations
The notes will be issued in the form of one or more fully registered global notes, without coupons, in denominations of $2,000 and integral multiples of $1,000. See “Description of the Notes — General” in this prospectus supplement.
Covenants
We will issue the notes under an indenture with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Under the indenture that will govern the notes, we have agreed, among other things, to certain restrictions on incurring debt, using our assets as security in other transactions and other restrictions. See “Description of Debt Securities — Covenants — Additional Covenants Applicable to Notes Issued Under the 2024 Indenture or the 2018 Indenture” in the accompanying prospectus.
Use of Proceeds
We expect to receive net proceeds from this offering of approximately $396.5 million after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include the repurchase of outstanding shares of our common stock pursuant to our stock repurchase program, repayment of outstanding indebtedness under our commercial paper program, which allows us to issue, from time to time, unsecured commercial paper notes with varying maturities of less than one year up to a maximum amount outstanding at any one time of $1,000,000,000 (the “Commercial Paper Program”), land acquisitions, the development and redevelopment of residential communities, the acquisition of communities, funding the Structured Investment Program (the “SIP”) investments, and the repayment and refinancing of other indebtedness. Pending the application of such net proceeds, we may temporarily invest all or a portion of the net proceeds from this offering in cash or cash equivalents and/or hold such proceeds in accordance with our internal liquidity policy. See “Use of Proceeds” on page S-11 of this prospectus supplement.
Conflicts of Interest
Certain of the underwriters or their affiliates are dealers under the Commercial Paper Program and may act as our agents in connection with share repurchase transactions effected pursuant to Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent that we use the net proceeds from this offering to repay outstanding indebtedness under the Commercial Paper Program or fund share repurchases, such underwriters or their affiliates may receive a portion of the net proceeds of this offering. See “Underwriting.”
Risk Factors
You should read carefully the “Risk Factors” sections beginning on page S-5 of this prospectus supplement and page 1 of the accompanying prospectus, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, for certain considerations relevant to an investment in the notes.
Trading
The notes are a new issue of securities, and there is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, may not be maintained. We have not applied and do not intend to apply for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system.
Further Issuances
We may from time to time, without notice to or consent of existing note holders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for the issue date and, under certain circumstances, the issue price and the date upon which the first payment of interest is made. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

RISK FACTORS
You should carefully consider the following risks and the risks described in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2024 and the documents we file with the SEC after the date of this prospectus supplement that are deemed incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. These risks are not the only risks that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities, including the notes, could decline if any of these risks materialize, and you may lose all or part of your investment.
Risks Relating to this Offering
Our indebtedness could adversely affect our financial condition and ability to fulfill our obligations under the notes and otherwise adversely impact our business and growth prospects.
The amount and terms of our indebtedness could have important consequences to you. For example, it could:
•
make it more difficult for us to satisfy our obligations with respect to the notes and other indebtedness;

•
increase our vulnerability to adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to the payment of interest on, and principal of, our indebtedness, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes;

•
limit our ability to borrow money or sell stock to fund our projects, working capital, capital expenditures, general corporate purposes or acquisitions;

•
restrict us from making strategic acquisitions or exploiting business opportunities;

•
place us at a disadvantage compared to competitors that have less debt; and

•
limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

In addition, the terms of our $2,500,000,000 revolving variable rate unsecured credit facility (the “Credit Facility”) and term loan facility, the mortgages on our properties that are subject to secured debt, and the indentures under which a substantial portion of our debt was issued require that we comply with a number of customary financial and other covenants, such as maintaining debt service coverage and leverage ratios. All of these restrictions may limit our ability to execute our business strategy. Moreover, if operating results fall below current levels, we may be unable to maintain these ratios or comply with the covenants. If that occurs, our lenders could accelerate all or a portion of our indebtedness, in which case we may not be able to repay all of our indebtedness, and your notes may not be repaid fully, or at all.
We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in amounts or on terms sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs, including cash distributions to stockholders necessary to maintain our REIT qualification. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

We may need or otherwise seek to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
•
our financial condition and market conditions at the time; and

•
restrictions applicable to our outstanding debt and securities under the relevant indentures, in the credit agreement governing the Credit Facility, the term loan agreement governing the term loan facility, and in the agreements governing our other outstanding indebtedness.

As a result, we may not be able to refinance all or any portion of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may take actions such as issuing additional debt, which may be secured, issuing equity or equity-linked securities, delaying capital expenditures, or seeking strategic acquisitions and joint ventures, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.
We may incur significant additional debt, which could exacerbate the risks related to our indebtedness, and adversely impact our ability to pay the principal of or interest on the notes.
The terms of the notes and the Indenture (as defined in “Description of the Notes”) will restrict us from incurring additional indebtedness under certain circumstances. However, these limitations are subject to numerous exceptions. See “Description of Debt Securities — Covenants — Additional Covenants Applicable to Notes Issued Under the 2024 Indenture or the 2018 Indenture” in the accompanying prospectus. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions will not be limited by the terms of the notes and the Indenture, including repurchasing indebtedness or paying distributions, and could have the effect of diminishing our ability to make payments on the notes when due. Additionally, except as set forth under “Description of Debt Securities — Covenants — Additional Covenants Applicable to Notes Issued Under the 2024 Indenture or the 2018 Indenture” in the accompanying prospectus, the Indenture will not contain any provisions applicable to these notes that would limit our ability to incur indebtedness or that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. To the extent we incur additional indebtedness, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of and interest on the notes.
The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured and unsubordinated indebtedness. However, the notes will be effectively junior in right of payment to all of our existing and future mortgage indebtedness and our other secured indebtedness to the extent of the value of the collateral securing such indebtedness. While the Indenture will limit our ability to incur secured indebtedness in the future, it will not prohibit us from incurring such indebtedness if we and our subsidiaries are in compliance with certain financial ratios and other requirements at the time of its incurrence. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures the secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.
The notes also will be effectively junior to all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries and all existing and future equity not owned by us, if any, in our subsidiaries. Holders of the notes will not be creditors of our subsidiaries. Our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinated to any indebtedness of the subsidiary senior to that held by us.
There is no public trading market for the notes, which could limit their market price or the ability to sell them for an amount equal to, or higher than, their initial offering price.
The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange. Accordingly, there can be no assurance that an active public trading market for the notes will ever develop and, even if one develops, will be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices, or at all. If any of the notes are traded after their purchase, they may trade at a discount from their initial offering price. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.
The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates; the outstanding amount of the notes and the time remaining to the maturity of the notes; the financial condition, results of operations, business, prospects and credit quality of AvalonBay Communities, Inc. and its subsidiaries and other comparable entities; the ratings our senior debt receives from rating agencies; the market for similar securities; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; and the tax treatment of the notes. The liquidity of the trading market, if any, and future trading prices of the notes may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control.
The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time without notice.
We may choose to redeem the notes prior to maturity.
As described under “Description of the Notes — Optional Redemption,” we may at our option redeem the notes at any time in whole, or from time to time in part, at the redemption prices described under such caption. Consequently, your notes may be redeemed at times when prevailing interest rates are lower than the effective interest rate paid on your notes. As a result, we cannot assure you that you will be able to reinvest your redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes if they had not been redeemed and that has a similar level of investment risk.
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Any downgrade in our credit ratings could negatively affect our financial condition and reduce the market value of the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Any downgrades of us or our securities by the rating agencies could make it more difficult or costly for us to access additional external financing and could have an adverse effect on our results of operations or financial condition. Additionally, any actual or anticipated downgrade of our credit ratings could negatively affect the ability of holders of the notes to sell their notes and the prices at which the notes may be sold.

These credit ratings may not reflect the potential impact of risks relating to the structure, marketing or trading of the notes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertake any obligation to maintain the ratings or to advise holders of notes of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Our forward-looking statements generally use the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “project,” “plan,” “may,” “shall,” “will,” “pursue” and other similar expressions that indicate future events and trends and do not report historical matters. These statements, among other things, address our intent, belief or expectations with respect to:
•
development, redevelopment, acquisition or disposition of communities;

•
the timing and cost of completion of communities under development or redevelopment;

•
the timing of lease-up, occupancy and stabilization of communities;

•
the pursuit of land for future development;

•
the anticipated operating performance of our communities;

•
cost, yield, revenue, net operating income and earnings estimates;

•
the impact of landlord-tenant laws and rent regulations, including rent caps;

•
our expansion into new regions;

•
our declaration or payment of dividends;

•
our joint venture activities;

•
our policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters;

•
our qualification as a REIT under the Code;

•
the real estate markets in regions where we operate and in general;

•
the availability of debt and equity financing;

•
interest rates;

•
inflation, tariffs and other economic conditions, and their potential impacts;

•
trends affecting our financial condition or results of operations;

•
regulatory changes that may affect us; and

•
the impact of legal proceedings.

We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the outcomes of the matters discussed. We do not undertake a duty to update these forward-looking statements, and therefore they may not represent our estimates and assumptions after the date of this prospectus supplement. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements. You should carefully review those additional risks and factors discussed in reports filed with the SEC by us from time to time and elsewhere herein, including the risk factors described in this prospectus supplement and the accompanying prospectus, in each case, under the caption “Risk Factors,” for a further discussion of risks associated with forward-looking statements.

Some of the factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following:
•
we may fail to secure development opportunities due to an inability to reach agreements with third- parties to obtain land at attractive prices or to obtain desired zoning and other local approvals;

•
we may abandon or defer development opportunities for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses;

•
construction costs of a community may exceed original estimates;

•
we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in expected rental revenues;

•
occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control;

•
our cash flows from operations and access to cost-effective capital may be insufficient for the development of our pipeline, which could limit our pursuit of opportunities;

•
an outbreak of disease or other public health event may affect the multifamily industry and general economy;

•
our cash flows may be insufficient to meet required payments of principal and interest, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness;

•
we may be unsuccessful in our management of joint ventures and the REIT vehicles that are used with certain joint ventures;

•
we may experience a casualty loss, natural disaster or severe weather event, including those caused by climate change;

•
new or existing laws and regulations implementing rent control or rent stabilization, or otherwise limiting our ability to increase rents, charge fees or evict tenants, may impact our revenue or increase our costs;

•
our expectations, estimates and assumptions as of the date of this filing regarding legal proceedings may change;

•
we may choose to pay dividends in our stock instead of cash, which may result in stockholders having to pay taxes with respect to such dividends in excess of the cash received, if any; and

•
investments made under the SIP may not be repaid as expected or the development may not be completed on schedule, which could require us to engage in litigation, foreclosure actions, and/or first party project completion to recover our investment, which may not be recovered in full or at all in such event.

The risks set forth above are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, may include additional factors that could adversely affect our business and financial performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our most recent Annual Report on Form 10-K and our subsequently filed reports with the SEC that are incorporated by reference into this prospectus supplement for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $396.5 million, after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include the repurchase of outstanding shares of our common stock pursuant to our stock repurchase program, repayment of outstanding indebtedness under the Commercial Paper Program, land acquisitions, the development and redevelopment of residential communities, the acquisition of communities, funding the SIP investments, and the repayment and refinancing of other indebtedness. Pending the application of such net proceeds, we may temporarily invest all or a portion of the net proceeds from this offering in cash or cash equivalents and/or hold such proceeds in accordance with our internal liquidity policy.
As of November 14, 2025, we had repurchased approximately $151.3 million of shares of our common stock pursuant to our share repurchase program under which we may acquire shares of our common stock in open market or negotiated transactions up to an aggregate purchase price of $500,000,000. We may from time to time enter into share repurchase arrangements with certain of the underwriters or their affiliates, including as agents executing open-market repurchase pursuant to Rule 10b-18 under the Exchange Act or as counterparties in private negotiated transactions. Accordingly, such underwriters or their affiliates may receive a portion of the net proceeds of this offering in connection with such repurchases.
As of November 14, 2025, we had $775.0 million of borrowings outstanding under the Commercial Paper Program. Certain of the underwriters or their affiliates are dealers under the Commercial Paper Program. To the extent we use the net proceeds from this offering to repay outstanding indebtedness under the Commercial Paper Program, such underwriters or their affiliates may receive a portion of the net proceeds of this offering. See “Underwriting.”

DESCRIPTION OF THE NOTES
The following description of the particular terms of the notes offered hereby supplements the description of the general terms and provisions of debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities” and, to the extent inconsistent therewith, replaces such description. The following statements relating to the notes and the Indenture (defined below) describe certain terms and provisions of the notes and the Indenture and are not complete. These statements are qualified in their entirety by reference to the provisions of the notes and the Indenture, which have been or will be filed as exhibits to the registration statement of which this prospectus supplement forms a part or as exhibits to the documents incorporated therein by reference. Other capitalized terms used under this caption, but not otherwise defined, shall have the meanings given to them in the accompanying prospectus or, if not defined in the accompanying prospectus, in the Indenture.
General
The notes constitute a separate series of securities to be issued pursuant to an indenture, dated as of February 23, 2024 (the “Base Indenture”), which we have entered into with U.S. Bank Trust Company, National Association, as trustee, as supplemented by the third supplemental indenture, to be dated as of December 1, 2025 (together with the Base Indenture, the “Indenture”). The notes will initially be limited in aggregate principal amount to $400.0 million.
The notes will be unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to the prior claims of each secured mortgage lender to any specific property of ours which secures such lender’s mortgage. The notes also will be effectively subordinated to all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries and all existing and future equity not owned by us, if any, in our subsidiaries. The notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 thereafter.
The notes will bear interest at the rate of 4.350% per year and will mature on December 1, 2030. We will pay interest on the notes in U.S. dollars semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2026. We will pay interest on each interest payment date and on the maturity date to the persons in whose names the notes are registered in the security register at the close of business 15 calendar days prior to such payment date regardless of whether such day is a business day. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
If any interest payment date or the maturity date falls on a day that is not a business day, then the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date or such maturity date, as the case may be. For purposes of the Indenture, a “business day” will mean any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.
The notes are not subject to any sinking fund provisions and are not redeemable at the option of any holder prior to maturity.
The section entitled “Description of Debt Securities — Covenants” in the accompanying prospectus describes covenants applicable to the notes. Certain covenants that govern our ability to incur indebtedness and require us to maintain a minimum level of unencumbered assets will apply to the notes, and are described under “Description of Debt Securities — Covenants — Additional Covenants Applicable to Notes Issued Under the 2024 Indenture or the 2018 Indenture.” Furthermore, the defeasance and covenant defeasance provisions of the Indenture, described under “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus, will apply to the notes.
Issuance of Additional Notes
We may, without the consent of the holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby (as determined by us). Any additional notes would rank equally and ratably with the notes offered by this prospectus supplement and would be treated as a single class for all purposes under the Indenture.
Optional Redemption
Prior to November 1, 2030 (one month prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
For the avoidance of doubt, installments of interest on the notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date to the holders thereof as of the close of business on the relevant record date (instead of the holder surrendering such notes for redemption).
For purposes of determining the optional redemption price, the following definitions are applicable:
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date notice of such redemption is given based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the date notice of such redemption is given H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the date notice of such redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in fixing the redemption price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, the Trustee shall not be responsible for determining the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (as defined below) (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Acceleration of Maturity
If an Event of Default with respect to the notes that are then outstanding occurs and is continuing, and pursuant to Section 502 of the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding notes shall have declared the principal of, and premium, if any, on all the notes, or such lesser amount as may be provided for in the notes, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by the Holders), then upon any such declaration such principal, or specified portion thereof, plus accrued interest to the date the notes are paid, shall become immediately due and payable.
If an Event of Default set forth in Section 501(5), (6) or (7) of the Indenture occurs with respect to the notes, then, pursuant to Section 502 of the Indenture, the principal of, and premium, if any, on all of the notes, or such lesser amount as may be provided for in the notes, and accrued and unpaid interest, if any, thereon, shall be immediately due and payable, without declaration or other act on the part of the Trustee or any Holder of the notes.
Book-Entry System
The notes will be issued as global securities. The Depository Trust Company (“DTC”), New York, New York, will act as securities depositary with respect to the notes. The notes will be issued as fully-registered securities in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC, and will be deposited with DTC. DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. The participant would then keep a record of its clients who purchased the notes. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

Investors may elect to hold interests in the global securities through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) if they are participants in such systems, or indirectly through organizations which are participants in such systems. See “Description of Debt Securities — Payment, Registration, Transfer and Exchange and Paying Agent — Global Debt Securities and Book-Entry System” in the accompanying prospectus for additional information about the depositary.
Clearstream.   Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the depository for Clearstream.
Euroclear.   Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear operates its system under contract with Euroclear plc, a U.K. corporation. All operations are conducted by Euroclear, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Euroclear is a Belgian bank. As such, it is regulated by the Belgian Banking and Finance Commission.
Links have been established among the depositary, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside the United States and cross-market transfers of the notes associated with secondary market trading.
Although the depositary, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as the depositary, and the depositary will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in the depositary. When notes are to be transferred from the account of a depositary participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, depositary participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of

Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the depositary seller on the settlement date. As a result, to the depositary participant, a cross-market transaction will settle no differently than a trade between two depositary participants.
When a Clearstream Participant or a Euroclear Participant wishes to transfer notes to a depositary participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream Participant’s or Euroclear Participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
The information in this section concerning the depositary, Clearstream and Euroclear and its book-entry systems has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy or completeness thereof. None of us, the underwriters or the Trustee will have any responsibility for the performance by the depositary, Clearstream and Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Same-Day Settlement and Payment
The underwriters will pay for the notes in immediately available funds. We will make all payments due on the notes in immediately available funds so long as such notes are in book-entry form.
Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the notes will trade in DTC’s Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This summary supplements and should be read together with the general discussion of the tax considerations relating to the ownership and disposition of the notes described in the accompanying prospectus under the heading “Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment”, as supplemented by the information contained under the heading, “Supplemental U.S. Federal Income Tax Considerations” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Existing Tax Disclosure”). To the extent any information set forth in the Existing Tax Disclosure is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the Existing Tax Disclosure. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first seven paragraphs under the heading “Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment” in the accompanying prospectus as if those paragraphs were set forth in this prospectus supplement.
The notes are not expected to be issued with original issue discount in excess of the statutory de minimis amount.
The notes are not expected to be issued with original issue discount for U.S. federal income tax purposes in excess of the statutory de minimis amount. Accordingly, holders should refer to the discussion in “Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment — U.S. Taxation of Non-U.S. Holders of Our Debt Securities” and the discussion in “Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment — Taxation of U.S. Holders of Our Debt Securities” in the accompanying prospectus regarding the U.S. federal income tax consequences of acquiring, holding and disposing of a note.

UNDERWRITING
Subject to the terms and conditions contained in the underwriting agreement dated as of the date of this prospectus supplement, we have agreed to sell the notes to each of the underwriters named below, severally and not jointly, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of the notes set forth opposite their names below.
Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$43,000,000
Goldman Sachs & Co. LLC	$40,000,000
Mizuho Securities USA LLC	$40,000,000
Morgan Stanley & Co. LLC	$40,000,000
BNP Paribas Securities Corp.	$22,000,000
BofA Securities, Inc.	$22,000,000
Deutsche Bank Securities Inc.	$22,000,000
PNC Capital Markets LLC	$22,000,000
RBC Capital Markets, LLC	$22,000,000
TD Securities (USA) LLC	$22,000,000
Truist Securities, Inc.	$22,000,000
U.S. Bancorp Investments, Inc.	$22,000,000
Barclays Capital Inc.	$14,000,000
Regions Securities LLC	$14,000,000
Scotia Capital (USA) Inc.	$14,000,000
Wells Fargo Securities, LLC	$14,000,000
Samuel A. Ramirez & Company, Inc.	$5,000,000
Total:	$400,000,000
Under the terms and conditions of the underwriting agreement, if the underwriters purchase any of the notes, then the underwriters are obligated to take and pay for all of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market for the notes, but the underwriters have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes.
The underwriters have advised us that they initially propose to offer the notes to the public at the initial offering price described on the cover page and may offer notes to certain dealers at a price that represents a concession not in excess of 0.35% of the principal amount of the notes. The underwriters may allow, and any such dealer may reallow, a concession not in excess of 0.25% of the principal amount of the notes to certain other dealers. After commencement of the offering, the underwriters may from time to time vary the offering price and other selling terms.
The following table shows the underwriting discount to be paid to the underwriters by us in connection with this offering:
Per Note	0.600%
Total	$2,400,000
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or, if indemnification is not allowed, to contribute to payments the underwriters may be required to make because of those liabilities.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover short positions or to stabilize the price of the notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the underwriters repurchase previously distributed notes in underwriter covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.
Expenses associated with this offering, to be paid by us, are estimated to be approximately $1.0 million.
From time to time, the underwriters and certain of their affiliates have engaged, and may in the future engage, in transactions with, and perform investment banking and/or commercial banking services for, us and our affiliates in the ordinary course of business and have received, and may in the future receive, compensation for their services. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters and their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Certain of the underwriters or their affiliates are dealers under, and may from time to time make a market in securities issued under, the Commercial Paper Program and may act as our agents in connection with share repurchase transactions effected pursuant to Rule 10b-18 under the Exchange Act. As described above under “Use of Proceeds”, to the extent that we use the net proceeds from this offering to repay outstanding indebtedness under the Commercial Paper Program or fund share repurchases, such underwriters or their affiliates may receive a portion of the net proceeds of this offering. The amount received by such underwriters or their affiliates may exceed 5% of the net proceeds of this offering (not including the underwriting commissions and discounts). As a REIT, we are not subject to the requirements of FINRA Rule 5121.
In addition, certain of the underwriters are sales agents under our fifth continuous equity program under which we may sell (and/or enter into forward sale agreements for the sale of) up to $1,000,000,000 of our common stock.
U.S. Bank Trust Company, National Association, an affiliate of U.S. Bancorp Investments, Inc., is the trustee under the indenture for this offering and will be paid customary fees. Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, an indirect, wholly owned subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.
Secondary Trading Prior to Settlement
It is expected that delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the seventh business day following the date of pricing of the notes (such settlement cycle being referred to herein as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade the notes prior to the business day before the date of delivery should consult their own advisors.
Notice to Prospective Investors
Prohibition of Sales to EEA Retail Investors
The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
In addition, in the UK, this prospectus supplement and the accompanying prospectus is being distributed only, and is directed only at qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who: (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, (iii) are outside the UK, and/or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the UK, this prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons and any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.
Switzerland
This prospectus supplement and the accompanying prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)
to any person which is a professional client as defined under the FinSA;

(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus and the accompanying prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
Each of the underwriters (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed (1) that it has not offered or sold any notes (2) or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus, or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Certain legal matters related to this offering are being passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you regarding us by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.
We incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 27, 2025;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed on April 2, 2025;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 filed on May 8, 2025, August 7, 2025 and November 6, 2025, respectively;

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our Current Reports on Form 8-K filed on April 4, 2025, May 22, 2025, July 10, 2025 and November 10, 2025; and

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all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of this offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act and except for Annual Reports on Form 11-K).

We will provide without charge to you upon your written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at the following: AvalonBay Communities, Inc., 4040 Wilson Blvd., Suite 1000, Arlington, Virginia 22203, Attention: Chief Financial Officer. Our telephone number is 703-329-6300.

Prospectus
AVALONBAY COMMUNITIES, INC.
Debt Securities
Preferred Stock
Common Stock
This prospectus provides you with a general description of debt and equity securities that AvalonBay Communities, Inc. may offer and sell from time to time. We may sell these securities independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, in one or more offerings, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus, including the names of any underwriters, dealers or agents involved in the sale of any securities. Securities may also be offered by securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange under the symbol “AVB.” On February 22, 2024, the closing price of our common stock on the New York Stock Exchange was $176.12.
Investing in our securities involves various risks. Beginning on page 1, we have discussed several “Risk Factors” that you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
February 23, 2024

Unless the context otherwise requires, all references to “we,” “us,” “our,” “our company,” “AvalonBay,” or similar expressions in this prospectus refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

i

Risk Factors
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities.

Forward-Looking Statements
This prospectus, including the information incorporated by reference, contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by our use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “project,” “plan,” “may,” “shall,” “will,” “pursue” and other similar expressions that predict or indicate future events and trends and that do not report historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:
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our potential development, redevelopment, acquisition or disposition of communities;

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the timing and cost of completion of apartment communities under construction, reconstruction, development or redevelopment;

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the timing of lease-up, occupancy and stabilization of apartment communities;

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the pursuit of land on which we are considering future development;

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the anticipated operating performance of our communities;

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cost, yield, revenue, net operating income and earnings estimates;

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the impact of landlord-tenant laws and rent regulations;

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our expansion into new regions;

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our declaration or payment of dividends;

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our joint venture activities;

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our policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters;

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our qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”);

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the real estate markets in Metro New York/New Jersey, Northern and Southern California, Denver, Colorado, Southeast Florida, Dallas and Austin, Texas and Charlotte and Raleigh-Durham, North Carolina, and markets in selected states in the Mid-Atlantic, New England and Pacific Northwest regions of the United States and in general;

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the availability of debt and equity financing;

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interest rates;

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general economic conditions, including the potential impacts from current economic conditions, including rising interest rates and general price inflation;

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trends affecting our financial condition or results of operations;

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regulatory changes that may affect us; and

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the impact of legal proceedings.

We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. We do not undertake a duty to update these forward-looking statements, and therefore they may not represent our estimates and assumptions after the date of this prospectus. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements. You should carefully review the discussion under the caption “Risk Factors” in our Annual Reports on Form 10-K and Quarterly Reports

on Form 10-Q as well as other disclosure about risks and uncertainties in these reports and in the other reports and documents that are incorporated by reference in this prospectus for further discussion of risks associated with forward-looking statements.
Some of the factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following:
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we may fail to secure development opportunities due to an inability to reach agreements with third parties to obtain land at attractive prices or to obtain desired zoning and other local approvals;

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we may abandon or defer development opportunities for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses;

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construction costs of a community may exceed our original estimates;

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we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues;

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occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control;

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financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost-effective capital may be insufficient for the development of our pipeline, which could limit our pursuit of opportunities;

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the impact of new landlord-tenant laws and rent regulations may be greater than we expect;

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an outbreak of disease or other public health event may affect the multifamily industry and general economy, including from measures taken by businesses and the government and the preferences of consumers and businesses for living and working arrangements both during and after such an event;

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our cash flows may be insufficient to meet required payments of principal and interest, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness;

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we may be unsuccessful in our management of joint ventures and the REIT vehicles that are used with certain joint ventures;

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laws and regulations implementing rent control or rent stabilization, or otherwise limiting our ability to increase rents, charge fees or evict tenants, may impact our revenue or increase our costs;

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our expectations, estimates and assumptions as of the date of this filing regarding legal proceedings are subject to change;

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the possibility that we may choose to pay dividends in our stock instead of cash, which may result in stockholders having to pay taxes with respect to such dividends in excess of the cash received, if any; and

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investments made under the Structured Investment Program (the “SIP”) in either mezzanine debt or preferred equity of third-party multifamily development may not be repaid as expected or the development may not be completed on schedule, which could require us to engage in litigation, foreclosure actions, and/or first party project completion to recover our investment, which may not be recovered in full or at all in such event.

About this Prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a shelf registration process. Under this shelf process, we may sell an indeterminate number or amount of any combination of the securities described in this prospectus in one or more offerings, and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell our securities in one or more offerings as described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”
Where You Can Find More Information
We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public free of charge from the SEC’s website at http://www.sec.gov. We have a website located at http://www.avalonbay.com. The information on our website is not a part of this prospectus and is included herein as an inactive textual reference only.
Incorporation of Certain Documents by Reference
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. AvalonBay’s SEC file number is 001-12672. We are incorporating by reference the documents listed below, which were previously filed by us with the SEC:
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Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 23, 2024;

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the information specifically incorporated by reference into the Annual Report of the Company on Form 10-K for the year ended December 31, 2022 from the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 10, 2023;

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the Current Reports on Form 8-K filed on January 29, 2024 and February 13, 2024 (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act); and

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the description of the AvalonBay Communities, Inc. common stock in AvalonBay Communities, Inc.’s Registration Statement on Form 8-B, filed on June 8, 1995, as updated by Exhibit 4.10 to AvalonBay Communities, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 23, 2024, including any amendments or reports filed for the purpose of updating such description.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the date of termination of this offering or of the withdrawal of the registration statement of which this prospectus forms a part, except as to any portion of any future report or document that is not deemed filed under such provisions, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.
Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:
AvalonBay Communities, Inc.
4040 Wilson Blvd., Suite 1000
Arlington, VA 22203
Attention: Investor Relations
(703) 329-6300
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

About AvalonBay Communities, Inc.
AvalonBay Communities, Inc. is a Maryland corporation that has elected to be treated as a REIT for federal income tax purposes. We develop, redevelop, acquire, own and operate multifamily apartment communities in New England, the New York/New Jersey metro area, the Mid-Atlantic, the Pacific Northwest, and Northern and Southern California, as well as in our expansion regions of Raleigh-Durham and Charlotte, North Carolina, Southeast Florida, Dallas and Austin, Texas, and Denver, Colorado. We focus on leading metropolitan areas that we believe are generally characterized by growing employment in high wage sectors of the economy, higher cost of home ownership and a diverse and vibrant quality of life. We believe these market characteristics have offered, and will continue to offer, the opportunity for superior risk-adjusted returns over the long-term on apartment community investments relative to other markets that do not have these characteristics.
We generally obtain ownership in an apartment community by developing a new community on either vacant land or land with improvements that we raze, or by acquiring an existing community. In selecting sites for development or acquisition, we favor locations that are near expanding employment centers and convenient to transportation, recreation areas, entertainment, shopping and dining.
Our principal financial goal is to increase long-term shareholder value through the development, redevelopment, acquisition, ownership, operation and asset management and, when appropriate, disposition of apartment communities in our markets. To help meet this goal, we regularly (i) monitor our investment allocation by geographic market and product type, (ii) develop, redevelop and acquire interests in apartment communities in our selected markets, (iii) efficiently operate our communities to maximize resident satisfaction and shareholder return, (iv) selectively sell apartment communities that no longer meet our long-term strategy or when opportunities are presented to realize a portion of the value created through our investment and redeploy the proceeds from those sales and (v) maintain a capital structure that we believe is aligned with our business risks and allows us to maintain continuous access to cost-effective capital. We also seek to generate additional shareholder value from investments in other real estate-related ventures, including through the SIP, our platform to provide mezzanine loans or preferred equity to third-party multifamily developers in our existing regions. We undertake our development and redevelopment activities primarily through in-house development and redevelopment teams, and buy and dispose of assets through our in-house investments platform. We believe that our organizational structure, which includes dedicated development and operational teams, and strong culture are key differentiators. We pursue our development, redevelopment, investment and operating activities with the purpose of “Creating a Better Way to Live.”
We seek to be a leading apartment company in select U.S. markets that are characterized by growing employment in high wage sectors of the economy, higher home prices and a diverse and vibrant quality of life. From an operating perspective, we seek to deliver seamless, personalized experiences for our residents on an efficient and effective basis by our resident-focused on-site associates that are supported by our centralized shared services operating organization and flexible technology platform that incorporates automation and artificial intelligence. We operate ourapartment communities under four core brands:
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Avalon, our core “Avalon” brand, focuses on upscale apartment living and high end amenities and services;

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AVA targets customers in high energy, transit-served neighborhoods and generally feature smaller apartments, many of which are designed for roommate living, and a variety of active common spaces that encourage socialization;

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eaves by Avalon is targeted to the cost conscious, “value” segment primarily in suburban areas; and

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Kanso is designed to create an apartment living experience that offers simplicity without sacrifice at a more moderate price point, featuring high-quality apartment homes, limited-to-no community amenities and a low-touch, largely self-service operating model that leverages technology and smart access.

We believe that this branding differentiation allows us to target our product offerings to multiple customer groups and submarkets within our existing geographic footprint.

AvalonBay elected to qualify as a REIT for U.S. federal income tax purposes for the taxable year ended December 31, 1994, and has not terminated or revoked that election. As a REIT, with limited exceptions, we will not be taxed under federal and certain state income tax laws at the corporate level on our net income to the extent net income is distributed to our stockholders. We have historically made sufficient distributions to avoid tax on retained income, and we intend to make sufficient distributions to avoid income tax at the corporate level. While we believe that we are organized and qualified as a REIT and we intend to operate in a manner that will allow us to continue to qualify as a REIT, there can be no assurance that we will be successful in this regard. Qualification as a REIT involves the application of highly technical and complex provisions of the Code, for which there are limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control. See — “Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment.”
Our principal executive offices are located at 4040 Wilson Boulevard, Suite 1000, Arlington, Virginia 22203, and our telephone number is 703-329-6300. Our website is located at http://www.avalonbay.com. Information on our website is not deemed to be a part of this prospectus and is included herein as an inactive textual reference only. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AVB.”

Use of Proceeds
Unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of the securities for one or more of the following:
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capital expenditures, including development and redevelopment of apartment communities and acquisitions of land, and apartment communities and portfolios of apartment communities;

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working capital;

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repayment and refinancing of debt, funding our SIP investments or, to the extent applicable, redemption and repurchases of our securities; and

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other general corporate purposes.

We will not receive any proceeds from sales of securities by selling securityholders.

Description of Debt Securities
We may issue debt securities, which we sometimes refer to in this prospectus as notes, in one or more series under one or more indentures, including debt securities that we may issue under the Indenture dated as of February 23, 2024 (the “2024 Indenture”) between AvalonBay and U.S. Bank Trust Company, National Association, as trustee (“USB”). We have filed the 2024 Indenture as an exhibit to the registration statement of which this prospectus is a part, and any description of the particular terms of any series of debt securities issued under the 2024 Indenture, and any debt securities that we offer as part of the reopening of that series, is qualified by reference to the text of the 2024 Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the 2024 Indenture and in the applicable debt securities of that series, and those made part of the relevant Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
As described below under “— Reopening of Prior Issues of Notes,” we may issue additional notes of a series that may be outstanding in the future under the 2024 Indenture, which we sometimes refer to in this prospectus as the reopening of a series of notes. We may also issue additional notes of an outstanding series that were issued (1) pursuant to the Indenture dated as of February 23, 2018 (the “2018 Base Indenture”) between AvalonBay and The Bank of New York Mellon, as trustee (“BNYM”), as amended by the First Supplemental Indenture dated as of March 26, 2018 between AvalonBay and BNYM (the “2018 First Supplemental Indenture”) and the Second Supplemental Indenture dated as of May 29, 2018 between AvalonBay and BNYM (the “2018 Second Supplemental Indenture” and, together with the 2018 Base Indenture and the 2018 First Supplemental Indenture, the “2018 Indenture”), (2) pursuant to the 2018 Base Indenture, as amended by the 2018 First Supplemental Indenture but before we entered into the 2018 Second Supplemental Indenture or (3) pursuant to the Indenture, dated as of January 16, 1998 (the “1998 Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 20, 1998, the Second Supplemental Indenture, dated as of July 7, 1998, the Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000, the Fourth Supplemental Indenture, dated as of September 18, 2006 and the Fifth Supplemental Indenture, dated as of November 21, 2014 (collectively, together with the 1998 Base Indenture, the “1998 Indenture”), between AvalonBay and BNYM, as successor trustee. We have filed each of the 2018 Base Indenture, the 1998 Base Indenture and each of their supplemental indentures referred to above as exhibits to the registration statement of which this prospectus is a part, and any description of the particular terms of any series of debt securities issued under the 2018 Indenture or the 1998 Indenture that we offer as part of the reopening of that series is qualified by reference to the text of the 2018 Indenture or the 1998 Indenture, as applicable. The only series of notes outstanding under the 2018 Base Indenture, as amended by the 2018 First Supplemental Indenture, is our 4.35% Medium-Term Notes due April 15, 2048, issued on March 26, 2018 in the aggregate principal amount of $300,000,000 (the “4.35% Notes due 2048”).
Except as otherwise required by the context, references to the “Indentures” refer to the 2018 Indenture and 2024 Indenture collectively, and references to the “Trustee” refer, with respect to the 2024 Indenture, to USB, and with respect to the 2018 Indenture and the 1998 Indenture, to BNYM, and to such trustee or any other trustee for any particular series of debt securities issued under the applicable indenture, and to any successor trustee.
General
The following description of selected provisions of the 2024 Indenture and the debt securities that may be issued thereunder is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the 2024 Indenture, any supplemental indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part, or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the 2024 Indenture or the form of the debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the 2024 Indenture, any supplemental indentures and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the 2024 Indenture.
The following description of our debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.
Reopening of Prior Issues of Notes.   We may, from time to time, on one or more occasions and without the consent of the holders of the applicable series of debt securities, reopen and issue additional notes of a series of outstanding notes. In each such instance, the debt securities that we issue would have the same terms and conditions (including maturity, interest payment terms and CUSIP number) as the then-outstanding debt securities of that series that we had issued on an earlier date, except for the issue date and, to the extent applicable, the issue price, the payment of interest accruing prior to the issue date, and the first interest payment date. After we issue such additional debt securities, they will be fungible with the other debt securities of that series issued on such earlier date or dates. If we issue any such debt securities, we will file a prospectus supplement that describes the terms of the debt securities of that series then outstanding and any additional terms applicable to the debt securities that we will issue in connection with the reopening of that series of debt securities.
Terms of the Debt Securities
We may issue an unlimited principal amount of debt securities under the 2024 Indenture. The 2024 Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including the following terms, among others and to the extent applicable:
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the title of the series of debt securities and whether the debt securities are senior or subordinated;

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the aggregate principal amount of debt securities of the series and any limit thereon;

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whether such debt securities are to be issuable in global form or in registered securities;

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the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which we will pay the principal of and premium, if any, on debt securities of the series, or the method used to determine such date or dates;

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the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

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the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

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the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

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the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

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the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

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the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

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the terms of any sinking fund or analogous provision;

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if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

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the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon us in respect of the debt securities of the series or the 2024 Indenture may be served, if different than the corporate trust office of the Trustee;

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the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity of us or any other Person or into any other securities;

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whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

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any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series or any guarantee;

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whether the securities will be secured;

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the covenants subject to covenant defeasance;

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the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

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the identity of the depositary for the global debt securities;

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the circumstances under which we will or any guarantor will pay any additional amounts which are required by the 2024 Indenture or by the terms of any series of debt securities established pursuant to Section 301 of the 2024 Indenture that we are obligated to pay under specified circumstances in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders (“Additional Amounts”) and whether we will have the option to redeem such debt securities rather than pay the Additional Amounts;

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if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

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the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities;

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if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

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whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

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the exchanges, if any, on which the debt securities of the series may be listed;

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the price or prices at which the debt securities of the series will be sold;

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if debt securities issuable in global form are to be issuable in definitive form, then the forms and terms related to such issuance;

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the Person to whom any interest on any registered security shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such payment and the manner in which any interest payable on a temporary global security will be paid if other than in the manner provided in the 2024 Indenture;

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any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the 2024 Indenture; and

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any other terms of debt securities of the series and any deletions from or modifications or additions to the 2024 Indenture in respect of such securities.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.
We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.
Other than the covenants described below under “— Additional Covenants Applicable to Notes Issued Under the 2024 Indenture or the 2018 Indenture,” “— Additional Covenants Applicable to the 4.35% Notes due 2048” and “— Additional Covenants Applicable to Notes Issued Under the 1998 Indenture,” and except to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, none of the 2024 Indenture, the 2018 Indenture or the 1998 Indenture contains any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a material adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:
(1)
a highly leveraged or similar transaction involving our management, or any affiliate of any of those parties;

(2)
a change of control; or

(3)
a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Redemption and Repurchase
The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.
Covenants
The covenants contained in the 2024 Indenture and the 2018 Indenture include the covenants described below, which is not a complete list of such covenants. The 1998 Indenture contains covenants that are generally similar to, but not entirely the same as, those contained in the Indentures. Certain financial covenants contained in the Indentures and similar covenants contained in the 1998 Indenture are described below under the caption “— Additional Covenants.”
Except as otherwise stated, capitalized terms used without definition in this prospectus and any accompanying prospectus supplement have the meanings specified in the Indentures. Capitalized terms used below under the caption “— Additional Covenants” have the meanings specified in the 2024 Indenture, the 2018 Indenture, the 2018 Base Indenture and the 2018 First Supplemental Indenture, and the 1998 Indenture, as applicable.
Existence
Except as described under “— Merger, Consolidation and Sale” below, we, and any guarantor, will do or cause to be done all things necessary to preserve and keep in full force and effect our, or its, existence, rights (by charter and statutory) and franchises. However, neither we, nor any guarantor, will be required to preserve any such right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of the business.
Maintenance of Properties
We will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment. Our obligations with respect to the maintenance of these properties is subject to our judgment as to what may be necessary so that the business carried on in connection with these properties may be properly conducted in all material respects at all times. We and our Subsidiaries will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in our best interests, (2) discontinuing maintenance or operation of any property if, in our judgment, doing so is in our best interest and is not disadvantageous in any material respect to the holders of the debt securities, or (3) selling or otherwise disposing of any properties for value in the ordinary course of business.
Insurance
We will, and will cause each of our Subsidiaries to, keep in force insurance policies on all our insurable properties. The insurance policies will be issued by responsible companies in such amounts and covering all such risks as is reasonable as determined by us in accordance with prevailing market conditions and availability.
Payment of Taxes and Other Claims
We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:
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all material taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our or any Subsidiary’s income, profits or property;

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all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a material lien upon our property or the property of any Subsidiary; and

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excluding, however, any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Additional Covenants
We may issue notes pursuant to the 2024 Indenture or the 2018 Indenture, which may include a reopening of an outstanding series of notes previously issued pursuant to the applicable Indenture. We may also issue additional 4.35% Notes due 2048 as a reopening of that series of notes, if there are 4.35% Notes due 2048 that remain outstanding at that time. Further, we may issue additional notes of a series outstanding at that time under the 1998 Indenture as a reopening of that series.
Notes issued pursuant to the 2024 Indenture or the 2018 Indenture, including any notes of an outstanding series issued pursuant to the applicable Indenture, will have certain covenants that are different from those applicable to (1) any additional 4.35% Notes due 2048 and (2) any notes outstanding under the 1998 Indenture. Some of the additional covenants applicable to notes issued pursuant to the Indentures, additional 4.35% Notes due 2048 and the 1998 Indenture are described below. Notes issued pursuant to the Indentures and the 4.35% Notes due 2048 (including any such notes issued in a reopening of that series) are subject to events of default that are different from those that apply to notes outstanding under the 1998 Indenture (including any such notes issued in a reopening of any such series). See “Events of Default.”
Additional Covenants Applicable to Notes Issued Under the 2024 Indenture or the 2018 Indenture
The notes will be issued pursuant to the 2024 Indenture or the 2018 Indenture, each as may be amended and supplemented from time to time after the date of this prospectus.
Limitations on Incurrence of Debt.   The following covenants will apply to the notes. The descriptions below are qualified by reference to more detailed descriptions of our debt securities and the 2024 Indenture or the 2018 Indenture elsewhere in this prospectus and to the complete text of the applicable Indenture.

Aggregate Debt Test.   We will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and any other Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Debt and the application of the proceeds from such Debt and such other Debt on a pro forma basis, the aggregate principal amount of our Debt would exceed 65% of the sum of the following (without duplication): (1) our Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Company or any of our Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).
Secured Debt Test.   We will not, and will not permit any of our Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such Secured Debt and any other Secured Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Secured Debt and the application of the proceeds from such Secured Debt and such other Secured Debt on a pro forma basis, the aggregate principal amount of our Secured Debt would exceed forty percent (40%) of the sum of the following (without duplication): (1) our Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Company or any of our Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Secured Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).
Debt Service Test.   We will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of EBITDA to Interest Expense for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date prior to the incurrence of such Debt would be less than 1.50 to 1.00, and calculated on the following assumptions (without duplication): (1) such Debt and any other Debt incurred since such Reporting Date and outstanding on the date of determination had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such four-quarter period; (2) the repayment or retirement of any other Debt since such Reporting Date had occurred on the first day of such four-quarter period; and (3) in the case of any acquisition or disposition by the Company or any of our Subsidiaries of any asset or group of assets since such Reporting Date, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such four-quarter period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If any Debt incurred during the period from such Reporting Date to the date of determination bears interest at a floating rate, then, for purposes of calculating the Interest Expense, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate during such interim period had been the applicable rate for entire relevant four-quarter period. For purposes of the foregoing, Debt will be deemed to be incurred by a Person whenever such Person creates, assumes, guarantees or otherwise becomes liable in respect thereof.
Maintenance of Total Unencumbered Assets.   As of each Reporting Date, our Unencumbered Assets will not be less than 125% of our Unsecured Debt.
Definitions.   Terms used but not defined below shall have the meanings set forth in the applicable Indenture. The following terms have the following meanings:
“Acquisition Property” means a Property acquired by the Company or any Subsidiary of the Company that has been owned for less than four (4) consecutive full fiscal quarters.
“Capitalization Rate” means 6.75%.

“Capitalized Property Value” means, as of any date, with respect to the Company and our Subsidiaries, (i) Property EBITDA for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date, excluding from the calculation of Property EBITDA the financial contributions that would otherwise apply thereto from Acquisition Properties, Development Properties and Gross Book Value Properties, which net amount is then (ii) capitalized at the Capitalization Rate (i.e., divided by the Capitalization Rate expressed as a decimal number).
“Corporation” includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts (which term shall expressly include real estate investment trusts). The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts. Except to the extent expressly provided to the contrary, Corporation does not include joint ventures.
“Debt” means, without duplication, our aggregate principal amount of indebtedness in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with GAAP, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on Property or other assets owned by the Company, as determined in accordance with GAAP, (iii) reimbursement obligations in connection with any letters of credit actually issued and called, (iv) any lease of property by the Company or any Subsidiary of the Company as lessee which is reflected in our balance sheet as a capitalized lease, in accordance with GAAP; provided that Debt also includes, to the extent not otherwise set forth above, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Company or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, our or our Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets or such other applicable assets); and provided, further, that Debt excludes Intercompany Debt.
“Development Property” means a Property currently under development. A Property will remain a Development Property until four (4) consecutive full fiscal quarters after the earlier of (a) 18 calendar months after substantial completion of construction of the Property and (b) the quarter in which the physical occupancy level of residential units of the Property is at least 93%.
“EBITDA” means, with respect to any Person, for any period and without duplication, net earnings (loss) of such Person for such period excluding the impact of the following amounts with respect to any Person (but only to the extent included in determining net earnings (loss) for such period): (i) depreciation and amortization expense and other non-cash charges of such Person for such period, as such Person shall determine in good faith; (ii) interest expense, including prepayment penalties, of such Person for such period; (iii) income tax expense of such Person in respect of such period; (iv) extraordinary and nonrecurring gains and losses, as such Person shall determine in good faith, of such Person for such period, including without limitation, gains and losses from the sale of assets, write-offs and forgiveness of debt, foreign currency translation gains or losses; and (v) non-controlling interests. In each case for such period, such Person will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items.
“Encumbered Asset Value” means, with respect to the Company and our Subsidiaries, as of any date, the portion of Total Assets serving as collateral for Secured Debt.
“GAAP” and “generally accepted accounting principles” means accounting principles generally accepted in the United States of America, consistently applied, as in effect from time to time; provided that if, as of a particular date as of which compliance with the covenants contained in the applicable Indenture is being determined, there have been changes in accounting principles generally accepted in the United States of America from those that applied to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2017 (with respect to the 2018 Indenture) and for the year ended December 31, 2023 (with respect to the 2024 Indenture), the Company may, in its sole discretion, determine compliance with the covenants contained in the applicable Indenture using accounting principles generally accepted in the United States of America, consistently applied, as in effect as of the end of any calendar quarter selected by us, in our sole discretion, that is on or after December 31, 2017 (with respect to the 2018 Indenture) and on or after December 31 2023 (with respect to the 2024 Indenture) and prior to the date as of which compliance with the covenants in the applicable Indenture is being determined (“Fixed GAAP”), and, solely for purposes of calculating the covenants as of such date, “GAAP” shall mean Fixed GAAP.
“Gross Book Value Property” means, as of any date, a Property, other than Development Properties or Acquisition Properties, for which:
(a)   the value of such Property, when calculated by taking the contribution of such Property to Property EBITDA (or, put another way and with the same intended result, taking the result of calculating Property EBITDA as if such Property were the only Property owned by the Company) for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date and capitalizing such amount by the Capitalization Rate (i.e., dividing such contributed amount by the Capitalization Rate expressed as a decimal number), is less than
(b)   the current undepreciated book value of such Property determined in accordance with GAAP.
“Intercompany Debt” means, as of any date, Debt to which the only parties are the Company and any of our Subsidiaries, but only so long as that Debt is held solely by any of the Company and any of our Subsidiaries as of that date and, provided that, in the case of Debt owed by the Company to any Subsidiary, the Debt is subordinated in right of payment to the holders of the notes.
“Interest Expense” means, for any period, our interest expense for such period, with other adjustments as are necessary to exclude: (i) the effect of items classified as extraordinary items in accordance with GAAP; (ii) amortization of debt issuance costs; (iii) prepayment penalties; and (iv) non-cash swap ineffectiveness charges.
“Person” and “person” mean any individual, corporation, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Property” means a parcel (or group of related parcels) of real property.
“Property EBITDA” means, for any period, our EBITDA for such period adjusted to add back the impact of corporate level general and administrative expenses.
“Reporting Date” means the date ending the most recently ended fiscal quarter of the Company for which our consolidated financial statements are publicly available, it being understood that at any time when the Company is not subject to the informational requirements of the Exchange Act, the term “Reporting Date” shall be deemed to refer to the date ending the fiscal quarter covered by our most recent quarterly financial statements delivered to the Trustee or, in the case of the last fiscal quarter of the year, our annual financial statements delivered to the Trustee.
“Secured Debt” means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of our Property or other assets or the Property or other assets of any Subsidiary.
“Subsidiary” means, with respect to the Company or any other Person, any Person (excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock or equity interest has such voting power by reason of any contingency. Unless the context otherwise requires, “Subsidiary” refers to a Subsidiary of the Company.
“Total Assets” means, as of any date, the sum (without duplication) of: (a) the Capitalized Property Value of the Company and our Subsidiaries; (b) all cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted) of the Company and our Subsidiaries at such time; (c) the current undepreciated book value of Development Properties; (d) the current undepreciated book value of Acquisition Properties; (e) the current undepreciated book value of Gross Book Value Properties; and (f) all other assets of the Company and our Subsidiaries excluding accounts receivable and any assets classified as intangible under GAAP. The value of any assets under clauses (b), (c), (d) (e) and (f) above shall be determined in accordance with GAAP.
“Unencumbered Assets” means, as of any date, Total Assets as of such date less Encumbered Asset Value as of such date; provided, however, that all investments by the Company and our Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Unencumbered Assets to the extent such investments would otherwise have been included.
“Unsecured Debt” means Debt that is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any Property or other assets of the Company or the Property or other assets of any Subsidiary.
Additional Covenants Applicable to the 4.35% Notes due 2048
The following covenants and related definitions will apply to any additional 4.35% Notes due 2048 in the event that we reopen such series of notes:
Debt Service Test.   We will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of EBITDA to Interest Expense for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date prior to the incurrence of such Debt would be less than 1.50 to 1.00, and calculated on the following assumptions (without duplication): (1) such Debt and any other Debt incurred since such Reporting Date and outstanding on the date of determination had been incurred, and the application of the proceeds from such Debt (including, without limitation, to repay or retire other Debt) had occurred, on the first day of such four-quarter period; (2) the repayment or retirement of any other Debt since such Reporting Date had occurred on the first day of such four-quarter period; and (3) in the case of any acquisition or disposition by the Company or any of its Subsidiaries of any asset or group of assets since such Reporting Date, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such four-quarter period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If any Debt incurred during the period from such Reporting Date to the date of determination bears interest at a floating rate, then, for purposes of calculating the Interest Expense, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate during such interim period had been the applicable rate for the entire relevant four-quarter period. For purposes of the foregoing, Debt will be deemed to be incurred by a Person whenever such Person creates, assumes, guarantees or otherwise becomes liable in respect thereof.
Aggregate Debt Test.   We will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and any other Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Debt and the application of the proceeds from such Debt and such other Debt on a pro forma basis, the aggregate principal amount of our Debt would exceed 65% of the sum of the following (without duplication): (1) our Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Company or any of its Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).
Secured Debt Test.   We will not, and will not permit any of our Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such Secured Debt and any other Secured Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Secured Debt and the application of the proceeds from such Secured Debt and such other Secured Debt on a pro forma basis, the aggregate principal amount of our Secured Debt would exceed forty percent (40%) of the sum of the following (without duplication): (1) our Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Company or any of its Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Secured Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).
Debt Service Test.   We will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of EBITDA to Interest Expense for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date prior to the incurrence of such Debt would be less than 1.25 to 1.00, and calculated on the following assumptions (without duplication): (1) such Debt and any other Debt incurred since such Reporting Date and outstanding on the date of determination had been incurred, and the application of the proceeds from such Debt (including, without limitation, to repay or retire other Debt) had occurred, on the first day of such four-quarter period; (2) the repayment or retirement of any other Debt since such Reporting Date had occurred on the first day of such four-quarter period; and (3) in the case of any acquisition or disposition by the Company or any of its Subsidiaries of any asset or group of assets since such Reporting Date, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such four-quarter period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If any Debt incurred during the period from such Reporting Date to the date of determination bears interest at a floating rate, then, for purposes of calculating the Interest Expense, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate during such interim period had been the applicable rate for the entire relevant four-quarter period. For purposes of the foregoing, Debt will be deemed to be incurred by a Person whenever such Person creates, assumes, guarantees or otherwise becomes liable in respect thereof.
Maintenance of Total Unencumbered Assets.   As of each Reporting Date, our Unencumbered Assets will not be less than 125% of our Unsecured Debt.
Definitions.   As used in this “Additional Covenants Applicable to the 4.35% Notes due 2048” with respect to any notes issued pursuant to a reopening of the 4.35% Notes due 2048, the following defined terms have the meanings indicated:
“Acquisition Property” means a Property acquired by the Company or any Subsidiary of the Company during the most recent four (4) consecutive fiscal quarters.
“Capitalized Property Value” means, with respect to any Person, (a) Property EBITDA of such Person for the four (4) consecutive fiscal quarters ended on a Reporting Date divided by (b) the Capitalization Rate.
“Capitalization Rate” means 6.75%.
“Corporation” includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts (which term shall expressly include real estate investment trusts). The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts. Except to the extent expressly provided to the contrary, Corporation does not include joint ventures.
“Debt” means, without duplication, our aggregate principal amount of indebtedness in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with GAAP, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on Property or other assets owned by the Company, as determined in accordance with GAAP, (iii) reimbursement obligations in connection with any letters of credit actually issued and called, (iv) any lease of property by the Company or any Subsidiary as lessee which is reflected in our balance sheet as a capitalized lease, in accordance with GAAP; provided, that Debt also includes, to the extent not otherwise set forth above, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Company or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, the Company’s or the Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets or such other applicable assets); and provided, further, that Debt excludes Intercompany Debt.
“Development Property” means a Property currently under development on which the improvements have not been completed, or a Property where development has been completed as evidenced by a certificate of occupancy for the entire Property for the 36 month period following the issuance of such certificate of occupancy (provided that we may at our option elect to remove a Property from the category of Development Properties prior to the completion of the 36 month period, but any such Property may not be reclassified as a Development Property). “Development Property” shall include Property of the type described in the immediately preceding sentence to be (but not yet) acquired by the Company or any Subsidiary upon completion of construction pursuant to a contract in which the seller of such Property is required to develop or renovate prior to, and as a condition precedent to, such acquisition.
“EBITDA” means, with respect to any Person, for any period and without duplication, net earnings (loss) of such Person for such period excluding the impact of the following amounts with respect to any Person (but only to the extent included in determining net earnings (loss) for such period): (i) depreciation and amortization expense and other non-cash charges of such Person for such period, as such Person shall determine in good faith; (ii) interest expense, including prepayment penalties, of such Person for such period; (iii) income tax expense of such Person in respect of such period; (iv) extraordinary and nonrecurring gains and losses, as such Person shall determine in good faith, of such Person for such period, including, without limitation, gains and losses from the sale of assets, write-offs and forgiveness of debt, foreign currency translation gains or losses; and (v) non-controlling interests. In each case for such period, such Person will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items.
“Encumbered Asset Value” means, with respect to any Person, for any date, the portion of Total Assets serving as collateral for Secured Debt as of such date.
“GAAP” and “generally accepted accounting principles” means accounting principles generally accepted in the United States of America, consistently applied, as in effect from time to time; provided that if, as of a particular date as of which compliance with the covenants contained in the 2018 Base Indenture, as amended and supplemented by the 2018 First Supplemental Indenture, is being determined, there have been changes in accounting principles generally accepted in the United States of America from those that applied to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2017, we may, in our sole discretion, determine compliance with the covenants contained in the 2018 Base Indenture, as amended and supplemented by the 2018 First Supplemental Indenture, using accounting principles generally accepted in the United States of America, consistently applied, as in effect as of the end of any calendar quarter selected by us, in our sole discretion, that is on or after December 31, 2017 and prior to the date as of which compliance with the covenants in the 2018 Base Indenture, as amended and supplemented by the 2018 First Supplemental Indenture, is being determined (“Fixed GAAP”), and, solely for purposes of calculating the covenants as of such date, “GAAP” shall mean Fixed GAAP.
“Intercompany Debt” means, as of any date, Debt to which the only parties are the Company and any of its Subsidiaries, but only so long as that Debt is held solely by any of the Company and any of its Subsidiaries as of that date and, provided that, in the case of Debt owed by the Company to any Subsidiary, the Debt is subordinated in right of payment to the holders of the Securities.
“Interest Expense” means, for any period, our interest expense for such period, with other adjustments as are necessary to exclude: (i) the effect of items classified as extraordinary items in accordance with GAAP; (ii) amortization of debt issuance costs; (iii) prepayment penalties; and (iv) non-cash swap ineffectiveness charges.
“Property” means a parcel (or group of related parcels) of real property.
“Property EBITDA” means, for any period, our EBITDA for such period adjusted to add back the impact of corporate level general and administrative expenses.

“Reporting Date” means the date ending the most recently ended fiscal quarter of the Company for which our consolidated financial statements are publicly available, it being understood that at any time when the Company is not subject to the informational requirements of the Exchange Act, the term “Reporting Date” shall be deemed to refer to the date ending the fiscal quarter covered by our most recent quarterly financial statements delivered to the Trustee or, in the case of the last fiscal quarter of the year, our annual financial statements delivered to the Trustee.
“Secured Debt” means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of our Property or other assets or the Property or other assets of any Subsidiary.
“Subsidiary” means, with respect to the Company or any other Person, any Person (excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock or equity interest has such voting power by reason of any contingency. Unless the context otherwise requires, “Subsidiary” refers to a Subsidiary of the Company.
“Total Assets” means, as of any date, the sum (without duplication) of: (a) the Capitalized Property Value of the Company and its Subsidiaries, excluding Capitalized Property Value attributable to Properties acquired or disposed of by the Company or any Subsidiary during the four consecutive quarters ending on such date and Development Properties; (b) all cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted) of the Company and its Subsidiaries at such time; (c) the current undepreciated book value of Development Properties and all land held for development; (d) the purchase price paid by the Company or any Subsidiary for any Acquisition Property; and (e) all other assets of the Company and its Subsidiaries. The Company shall have the right to elect to include Capitalized Property Value under clause (a) above from any such Properties that are otherwise subject to valuation under clause (c) or (d) above; provided, however, that if such election is made, any value attributable to such Properties under clause (c) or (d) above shall be excluded from the determination of the amount under clause (c) or (d). The value of any assets under clauses (b), (c), (d) and (e) above (excluding any assets classified as intangible under GAAP) shall be determined in accordance with GAAP.
“Unencumbered Assets” means, as of any date, Total Assets as of such date less Encumbered Asset Value as of such date.
“Unsecured Debt” means Debt that is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of our Property or other assets or the Property or other assets of any Subsidiary.
Additional Covenants Applicable to Notes Issued under the 1998 Indenture
The following covenants and related definitions will apply to any additional notes issued under the 1998 Indenture in the event that we reopen a series of notes outstanding under the 1998 Indenture:
Limitations on Incurrence of Indebtedness.   We will not, and will not permit any Subsidiary, as defined below, to incur any Indebtedness, as defined below, if immediately after giving effect to the incurrence of any additional Indebtedness and the application of its proceeds, the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, is greater than 60% of the sum of, without duplication, the following:
•
the Total Assets, as defined below, of us and our Subsidiaries as of the end of the calendar quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC, or, if this filing is not permitted under the Exchange Act, with the Trustee, prior to the incurrence of this additional Indebtedness; and

•
the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent that these proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness, by the Company or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of this additional Indebtedness.
In addition, the Company will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Encumbrance, as defined below, upon any of the property of the Company or any Subsidiary if, immediately after giving effect to the incurrence of this additional Indebtedness and the application of its proceeds, the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on Property of the Company or any Subsidiary is greater than 40% of the sum of, without duplication, the following:
•
the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC, or, if that filing is not permitted under the Exchange Act, with the Trustee, prior to the incurrence of that additional Indebtedness; and

•
the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent that those proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness, by the Company or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of this additional Indebtedness.

The Company and its Subsidiaries may not at any time own Total Unencumbered Assets, as defined below, equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Company and its Subsidiaries on a consolidated basis.
In addition, the Company will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service, as defined below, to the Annual Service Charge, as defined below, for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Indebtedness is to be incurred will have been less than 1.5:1, on a pro forma basis after giving effect to it and to the application of its proceeds, and calculated on the assumption that:
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this Indebtedness and any other Indebtedness incurred by the Company and its Subsidiaries since the first day of that four-quarter period and the application of its proceeds, including to refinance other Indebtedness, had occurred at the beginning of that period;

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the repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of the four-quarter period had been repaid or retired at the beginning of the period, except that, in making this computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of the Indebtedness during that period;

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in the case of Acquired Indebtedness, as defined below, or Indebtedness incurred in connection with any acquisition since that first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in this pro forma calculation; and

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in the case of any acquisition or disposition by the Company or its Subsidiaries, of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, this acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of that period with the appropriate adjustments with respect to that acquisition or disposition being included in this pro forma calculation.

Definitions.   As used in this “Additional Covenants Applicable to Notes Issued under the 1998 Indenture” with respect to any notes issued pursuant to a reopening of a series of notes outstanding under the 1998 Indenture, the following defined terms shall have the meanings indicated:
“Acquired Indebtedness” means Indebtedness of a Person:
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existing at the time this Person becomes a Subsidiary, or

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assumed in connection with the acquisition of assets from that Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, that Person becoming a Subsidiary or any acquisition. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
“Annual Service Charge” for any period means the maximum amount which is payable during any period for interest on, and original issue discount of, Indebtedness of the Company and its Subsidiaries and the amount of dividends which are payable during that period in respect of any Disqualified Stock, as defined below.
“Capital Stock” means, with respect to any Person, any capital stock, including preferred stock, shares, interests, participations or other ownership interests, however designated, of any Person and any rights, other than debt securities convertible into or exchangeable for corporate stock, warrants or options.
“Consolidated Income Available for Debt Service” for any period means Earnings from Operations, as defined below, of the Company and its Subsidiaries, plus amounts which have been deducted, and minus amounts which have been added, for the following, without duplication:
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interest on Indebtedness of the Company and its Subsidiaries;

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provision for taxes of the Company and its Subsidiaries based on income;

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amortization of debt discount and other deferred financing costs;

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provisions for gains and losses on properties and property depreciation and amortization;

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the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for that period; and

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amortization of deferred charges.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of that Person which by the terms of that Capital Stock, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, upon the happening of any event or otherwise:
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matures or is mandatorily redeemable, other than Capital Stock which is redeemable solely in exchange for common stock;

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is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock; or

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is redeemable at the option of its holder, in whole or in part, other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock, in each case on or prior to the Stated Maturity of the notes.

“Earnings from Operations” means for any period net earnings excluding gains and losses on sales of investments, extraordinary items and property valuations losses, net as reflected in the financial statements of the Company and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP.
“Encumbrance” means any mortgage, lien, charge, pledge or security interest of any kind.
“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided that solely for purposes of any calculation required by the financial covenants contained in the Amended and Restated Third Supplemental Indenture to the 1998 Base Indenture, “GAAP” shall mean generally accepted accounting principles as used in the United States on the date of the Amended and Restated Third Supplemental Indenture, applied on a consistent basis.
“Indebtedness” of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of:
(1)   borrowed money or evidenced by bonds, notes, debentures or similar instruments;
(2)   indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Company or any Subsidiary;
(3)   the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued, other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Indebtedness under the 1998 Indenture, or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;
(4)   the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock;
(5)   any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company’s consolidated balance sheet as a capitalized lease in accordance with GAAP; or
(6)   interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, to the extent, in the case of items of Indebtedness under (1) through (3) above, that any of these items, other than letters of credit, would appear as a liability on the Company’s consolidated balance sheet in accordance with GAAP, and also includes any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Indebtedness of another person. However, Indebtedness shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or any Subsidiary shall create, assume, guarantee or otherwise become liable for any Indebtedness.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of any of these entities.
“Significant Subsidiary” means any subsidiary which is a “Significant Subsidiary,” as defined in Article I, Rule 1-02 of Regulation S-X, under the Securities Act, of the Company.
“Stated Maturity” means, when used with respect to a note or any installment of principal or interest on that note, the date specified on the note as the fixed date on which the principal of that note or installments of principal or interest on that note is due and payable.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which a majority of the voting power of the Voting Equity Securities or the outstanding equity interests are owned, directly or indirectly, by that Person. For the purposes of this definition, Voting Equity Securities means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has this voting power by reason of any contingency.
“Total Assets” means as of any date the sum of the Undepreciated Real Estate Assets, as defined below, and all other assets of the Company and its Subsidiaries determined in accordance with GAAP, but excluding accounts receivable and intangibles.
“Total Unencumbered Assets” means the sum of those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and all other assets of the Company and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP, but excluding accounts receivable and intangibles.
“Undepreciated Real Estate Assets” means as of any date the cost, original cost plus capital improvements, of real estate assets of the Company and its Subsidiaries on any date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.
“Unsecured Indebtedness” means Indebtedness which is not secured by any Encumbrance upon any of the properties of the Company or any Subsidiary.
Events of Default
Events of Default — 2024 Indenture and 2018 Indenture
Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series of notes issued under the 2024 Indenture or the 2018 Indenture is defined in the applicable Indenture, as amended and supplemented through the original date of issuance of the relevant series of notes and used in “Description of Debt Securities,” to mean any of the following:
(1)   default for thirty (30) days in the payment of any installment of interest or Additional Amounts payable with respect to such interest under the debt securities of that series;
(2)   default in the payment of the principal of or premium, if any, on or, any Additional Amounts payable in respect of any principal of, or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due;
(3)   failure to comply with any of our other agreements contained in the debt securities or the applicable Indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the applicable Indenture or which has expressly been included in the applicable Indenture solely for the benefit of a series of debt securities other than that series) upon receipt by us of notice of such default by the Trustee or receipt by us and the Trustee of written notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and we fail to cure (or obtain a waiver of) such default within ninety (90) days after we receive such notice;
(4)   failure to pay any recourse indebtedness for monies borrowed by us in an outstanding principal amount in excess of $150,000,000 at final maturity or upon acceleration after the expiration of any applicable notice and grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to us from the Trustee (or to us and the Trustee from holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding debt securities of that series); or
(5)   specified events of bankruptcy, insolvency, or reorganization with respect to us, any guarantor, any Significant Subsidiary or any of their respective properties.
No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has written notice of a default relating to such debt securities; provided, however, that the Trustee may withhold notice to the holders of the debt securities of such series of any default, except a default in the payment of the principal of, premium, if any, or interest on any debt securities of such series, or in the payment of any sinking fund installment, if and so long as specified responsible officers of the Trustee determine in good faith that the withholding of the notice is in the interest of the holders; and provided, further, that in the case of an Event of Default as described in (3) above, the Trustee will not give notice to the holders until at least 90 days after the occurrence thereof.
If an Event of Default specified in clause (5) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions set forth below, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences if:
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we have paid or deposited with the Trustee a sum of money sufficient to pay all required payments as specified in the applicable Indenture, including payments of the principal of, any premium and interest on the debt securities of such series, and specified compensation, expenses, disbursement and advances of the Trustee; and

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all Events of Default with respect to the debt securities of such series, other than the non-payment of principal of, any premium and interest on, and any Additional Amounts with respect to the debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the applicable Indenture.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive any past default with respect to the debt securities of such series and its consequences, except:
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a continuing default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any debt security of such series; or

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in the case of any debt securities which are convertible into or exchangeable for common equity or other securities or property, a continuing default in any such conversion or exchange; or

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a continuing default in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

The Indentures provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indentures or the debt securities of such series, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of security and/or indemnity reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indentures, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.
Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indentures, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee security and/or indemnity reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indentures or with any series of debt securities or involve the Trustee in personal liability, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action, it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other holder, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Within 120 calendar days after the close of each fiscal year, we must deliver to each Trustee an officer’s certificate, signed by one of our specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.
Events of Default — 4.35% Notes due 2048
An Event of Default with respect to any notes issued in a reopening of the 4.35% Notes due 2048 means any Event of Default applicable to notes issued under the 2018 Base Indenture, as supplemented by the First Supplemental Indenture. On the date of this prospectus, the Events of Default under the 2018 Base Indenture, described under “Events of Default — 2024 Indenture and 2018 Indenture” above, are the same as the Events of Default that apply to the 4.35% Notes due 2048.

Events of Default — 1998 Indenture
Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to any notes issued under the 1998 Indenture as a reopening of that series of notes outstanding under the 1998 Indenture and used in “Description of Debt Securities” to mean any of the following:
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default in the payment of any installment of interest on any debt security of such series that continues for 30 days;

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default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

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default in making any sinking fund payment as required for any debt security of such series;

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default in the performance or breach of any other covenant or warranty of the Company contained in the 1998 Indenture with respect to any debt security of such series that continues for 60 days after written notice to the Company as provided in the 1998 Indenture;

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default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, if that default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Company as provided in the 1998 Indenture; provided, however, that such a default on indebtedness which constitutes tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for such indebtedness to honor a demand for payment on a letter of credit shall not constitute an Event of Default;

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bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary; and

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any other Event of Default provided with respect to a particular series of debt securities.

If an Event of Default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or Indexed Securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the 1998 Indenture may rescind and annul such declaration and its consequences if:
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we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

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all Events of Default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived. The 1998 Indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the 1998 Indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

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in the payment of the principal, any premium (or make-whole amount) or interest;

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in respect of a covenant or provision contained in the 1998 Indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

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in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The 1998 Indenture requires each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.
The 1998 Indenture provides that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the 1998 Indenture or the securities of any series or for any remedy under the 1998 Indenture or the securities of any series, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.
The 1998 Indenture provides that, subject to provisions in the 1998 Indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the 1998 Indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the 1998 Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
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is in conflict with any law or the 1998 Indenture;

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may involve the trustee in personal liability; or

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may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several specified officers of the company stating whether or not that officer has knowledge of any default under the 1998 Indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Merger, Consolidation and Sale
We may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of our property and assets to, any other entity, provided that the following conditions are met:
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we are the continuing entity, or the successor entity (if other than us) formed by or resulting from such consolidation or merger or which shall have received such sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the 2024 Indenture;

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immediately after giving effect to the transaction, no Event of Default under the 2024 Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

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either we or the successor entity, in either case, shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the 2024 Indenture and that all conditions precedent provided therein relating to such transaction have been complied with.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and (except in the case of a lease) we shall be discharged from our obligations under the debt securities and the 2024 Indenture.
Modification and Waiver
The 2024 Indenture permits us and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the 2024 Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the 2024 Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the 2024 Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:
•
change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities; or

•
reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts payable with respect to any debt securities or related guarantee or change our or any guarantor’s obligation to pay Additional Amounts; or

•
reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security; or

•
adversely affect any right of repayment or repurchase at the option of any holder; or

•
change any place where, or the currency in which, the principal of, any premium or interest on, or any additional amounts with respect to any debt securities or guarantees are payable (or, in the case of redemption on or after the redemption date, or on or after the date for repayment or repurchase); or

•
in the case of any debt security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such debt securities in accordance with its terms; or

•
impair the holder’s right to institute suit to enforce the payment of any debt securities or guarantee on or after their stated maturity; or

•
reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the 2024 Indenture or specified defaults under the 2024 Indenture and their consequences; or

•
modify the sections of the 2024 Indenture setting forth the provisions of the 2024 Indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of the 2024 Indenture cannot be modified or waived without the consent of holder of each outstanding debt security of such series; or

•
release a guarantor from any of the obligations under a guarantee except as permitted under the 2024 Indenture;

•
make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property; or

•
change the ranking of the debt securities of any series.

The 2024 Indenture also contains provisions permitting us and any guarantor, as applicable, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the 2024 Indenture, among other things:
•
to evidence a successor to us or any guarantor, if applicable, as under the 2024 Indenture, or successive successions, and the assumption by any such successor of the covenants of us or any guarantor;

•
to add to our covenants or the covenants of any guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us or any guarantor in the 2024 Indenture;

•
to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any additional amounts with respect to any debt securities or any guarantee, provided any such action does not adversely affect the interest of the holders of debt securities of any series;

•
to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the 2024 Indenture;

•
to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

•
to make any change necessary to comply with any requirement of the SEC in connection with the 2024 Indenture under the Trust Indenture Act;

•
to provide for any guarantee of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities which such release, termination or discharge is permitted by the 2024 Indenture;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the 2024 Indenture by more than one trustee;

•
to cure any ambiguity, defect or inconsistency in the 2024 Indenture;

•
to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the 2024 Indenture of any holder in any material respect;

•
to supplement any of the provisions of the 2024 Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided that the action shall not adversely affect the interests of the holders of debt securities in any material respect;

•
to provide for the issuance of additional debt securities, subject to the limitations established in the 2024 Indenture;

•
to comply with the rules of any applicable depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•
to add to or change any provisions of the 2024 Indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form;

•
to amend or supplement any provision contained in the 2024 Indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no security described in clause (i)(a) is outstanding; or

•
to conform the terms of the 2024 Indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

The 2024 Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the 2024 Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the 2024 Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, and any Additional Amounts with respect to, the debt securities of that series, (ii) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into our common equity, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.
Discharge, Defeasance and Covenant Defeasance
Satisfaction and Discharge
Upon our direction, the 2024 Indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the 2024 Indenture (except for provisions that survive pursuant to the terms of the 2024 Indenture and the debt securities of such series), including (unless the accompanying prospectus supplement provides otherwise) our obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and our, or any guarantor’s, if applicable, obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:
either:
(A)   all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or
(B)   all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have irrevocably deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;
and, in either case:
(A)   we have paid all other sums payable under the 2024 Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and
(B)   the Trustee has received an officer’s certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the 2024 Indenture in respect of the debt securities of such series have been satisfied.
If the debt securities of any series provide for the payment of Additional Amounts, we or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance
Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:
•
to defease and discharge itself and any guarantor from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

   (A)
the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

   (B)
the obligations to register the transfer or exchange of those debt securities;

   (C)
the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

   (D)
the obligation to maintain an office or agent in the continental United States, in respect of those debt securities; the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

   (E)
the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

   (F)
the rights, powers, trusts, duties and immunities of the trustee; or

•
to be released from its obligations and the obligations of any guarantor with respect to those debt securities under (A) certain covenants in the 2024 Indenture related to the preservation of our rights (by declaration of trust and statute) and franchises, and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the 2024 Indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of its reasonable discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the Trustee irrevocable instructions to redeem those debt securities on that date.
The legal defeasance or covenant defeasance described above shall only be effective if, among other things:
•
it shall not result in a breach or violation of, or constitute a default under, the 2024 Indenture or any other material agreement or instrument to which we are a party or are bound;

•
in the case of legal defeasance, we shall have delivered to the Trustee an opinion of independent counsel acceptable to the Trustee confirming that:

   (A)
we have received from, or there has been published by, the Internal Revenue Service a ruling; or

   (B)
since the date of the 2024 Indenture, there has been a change in applicable U.S. federal income tax law,

•
in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income,

gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;
•
in the case of covenant defeasance, we shall have delivered to the applicable Trustee an opinion of independent counsel reasonably acceptable to such Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust;

•
solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or any guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•
we shall have delivered to the Trustee an officer’s certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event we effect a covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which a covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after a covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect that covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or a covenant defeasance with respect to the debt securities of a particular series.
Concerning the Trustee
The 2024 Indenture provides that there may be more than one Trustee under the 2024 Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee of a trust or trusts separate and apart from the trust or trusts administered by any other Trustee under the 2024 Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the 2024 Indenture. Any Trustee under the 2024 Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.
USB has been appointed to act as the Trustee under the 2024 Indenture. We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the 2024 Indenture at the request of any holder of debt securities, unless offered security and/or indemnity reasonably satisfactory to it by the holder against the losses, damages, costs, expense and liabilities which might be incurred thereby.
Under the Trust Indenture Act, the 2024 Indenture is deemed to contain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with us. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.
Governing Law
The 2024 Indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.
Notices
All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, or delivered electronically pursuant to the applicable procedures of the depositary, to them at their respective addresses in the register maintained by the trustee.
Outstanding Debt Securities
In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the 2024 Indenture:
•
the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination;

•
the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance, unless otherwise provided in the 2024 Indenture;

•
the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security; and

•
a debt security owned by us or any obligor on the debt security or any of our affiliates or the affiliates of such other obligor shall be deemed not to be outstanding.

Payment, Registration, Transfer and Exchange and Paying Agent
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at our office or at the office of our agent in the continental United States. However, we may, at our option, make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.
Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the 2024 Indenture.
Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.
Unless otherwise specified in the applicable prospectus supplement, we will not be required to:
•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•
register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•
issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Transfer and Exchange
Unless specified in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the 2024 Indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the 2024 Indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the 2024 Indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the 2024 Indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the 2024 Indenture.
We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we designate for this purpose in accordance with the terms of the 2024 Indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Description of Preferred Stock
The following is a description of the material terms and provisions of our preferred stock. It may not contain all of the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our preferred stock.
General
Under our charter, AvalonBay is authorized to issue 50,000,000 shares of preferred stock. As of the date of this prospectus, no shares of our preferred stock are currently outstanding.
Shares of preferred stock may be issued from time to time, in one or more classes or series, as authorized by our board of directors. Prior to the issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law (the “MGCL”) and our charter to fix for each class or series, subject to the provisions of the charter regarding excess stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The preferred stock will, when issued following the receipt of full consideration therefor, be fully paid and nonassessable and will have no preemptive rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.
Terms
You should refer to the prospectus supplement relating to the offering of a series of preferred stock for the specific terms of that class or series, including, among other terms:
•
its title and stated value;

•
the number of shares of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

•
the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•
the date from which dividends on the preferred stock shall accumulate, if applicable;

•
any procedures for auction and remarketing;

•
any provision for a sinking fund;

•
any applicable provision for redemption;

•
any securities exchange listing;

•
the terms and conditions of conversion into common stock, if any, including the conversion price or rate or manner of calculation thereof;

•
any other specific terms, preferences, rights, limitations or restrictions;

•
a discussion of applicable U.S. federal income tax considerations;

•
the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•
any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

Rank
Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon a liquidation, dissolution or winding up of our affairs, rank:
•
senior to all classes and series of our common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•
junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Dividends
Holders of the preferred stock of each class or series will be entitled to receive cash dividends when, as and if authorized by our board of directors and declared by us. We will pay dividends out of assets that are legally available for payment of dividends. We will specify the rate(s) or amount(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on such record dates as fixed by our board of directors.
Dividends on any class or series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any class or series of the preferred stock for which dividends are non-cumulative, then the holders of that class or series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series are declared payable on any future dividend payment date.
If preferred stock of any class or series is outstanding, we will not declare, pay or set apart funds to pay dividends on any other class or series of our stock ranking, as to dividends, on a parity with or junior to the preferred stock of such class or series for any period unless:
•
if that class or series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set apart funds to pay full cumulative dividends on the preferred stock of such class or series for all past dividend periods; or

•
if that class or series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set apart funds to pay full dividends on the preferred stock of such class or series for the then current dividend period.

We must declare all dividends pro rata on all classes or series of preferred stock that rank on a parity with the class or series of preferred stock upon which we paid dividends if we did not pay or set apart funds to pay dividends on the class or series of preferred stock in full. We must declare dividends pro rata to ensure that the amount of dividends declared per share of preferred stock bears in all cases the same ratio that accrued dividends per share of preferred stock bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred stock that does not have cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any payments that may be in arrears.

Except as provided in the immediately preceding paragraph, unless:
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if such class or series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set apart funds to pay full cumulative dividends for all past dividend periods; or

•
if such class or series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set apart funds to pay full dividends for the then current dividend period, we will not: (1) declare, pay or set apart funds to pay dividends or declare or make any other distribution upon the common stock or any other shares of our stock ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon liquidation; (2) redeem, purchase or otherwise acquire for any consideration any common stock, or any other shares of our stock ranking junior to or on a parity with the preferred stock of such class or series as to dividends; nor (3) pay any monies to or make any monies available for a sinking fund to redeem any such shares, except by conversion into or exchange for other shares of our capital stock ranking junior to the preferred stock of such class or series as to dividends or liquidation.
Notwithstanding the preceding sentence, we may declare, pay or set apart dividends in common stock or other shares of stock ranking junior to the preferred stock of such class or series as to dividends and upon liquidation.
Any dividend payment we make on a class or series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such class or series which remains payable.
Redemption
If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.
The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares that will be redeemed in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any class or series is payable only from the net proceeds of the issuance of shares of our stock, the terms of such preferred stock may provide that, if no such shares of our stock have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock will automatically and mandatorily convert into the applicable shares of our stock under the conversion provisions specified in the applicable prospectus supplement.
Notwithstanding the foregoing, we will not redeem any preferred stock of a class or series unless:
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that class or series of preferred stock has a cumulative dividend and we have declared and paid or contemporaneously declare and pay or set apart funds to pay full cumulative dividends on the preferred stock for the past dividend periods; or

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that class or series of preferred stock does not have a cumulative dividend and we have declared and paid or contemporaneously declare and pay or set apart funds to pay full dividends on the preferred stock for the current dividend period.

In addition, except as described below, we will not acquire any preferred stock of a class or series unless:
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that class or series of preferred stock has a cumulative dividend and we have declared and paid or contemporaneously declare and pay or set apart funds to pay full cumulative dividends on all outstanding shares of such class or series of preferred stock for all past dividend periods; or

•
that class or series of preferred stock does not have a cumulative dividend and we have declared and paid or contemporaneously declare and pay or set apart funds to pay full dividends on the preferred stock of such class or series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that class or series (1) to preserve our status as a REIT, (2) in accordance with a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such class or series or (3) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such class or series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
We will mail notice of redemption at least 30 days, but not more than 60 days, before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
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the redemption date;

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the number of shares and class or series to be redeemed;

•
the redemption price;

•
the place or places where certificates are to be surrendered for payment of the redemption price;

•
that dividends on the shares to be redeemed will cease to accrue from and after the redemption date;

•
the date upon which the holder’s conversion rights, if any, as to the shares shall terminate; and

•
the specific number of shares to be redeemed from each the holder if fewer than all the shares of any class or series are to be redeemed.

If notice of redemption has been given and we have set apart the funds necessary for the redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each class or series of preferred stock will be entitled to receive, out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After full payment of their liquidating distributions, holders will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our assets or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Voting Rights
Holders of preferred stock will have no voting rights, except as described in the next paragraph or as indicated in the applicable prospectus supplement.
Unless otherwise provided for any class or series of preferred stock, so long as any preferred stock of a class or series remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred stock of such class or series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such class or series voting separately as a class:
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authorize or create, or increase the number of authorized or issued shares of, any class or series of shares of capital stock ranking senior to such class or series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•
amend, alter or repeal the provisions of our charter, including the articles supplementary to our charter designating the terms for such class or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such class or series of preferred stock.

The occurrence of any of the events described above in the immediately preceding bullet shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of preferred stock, provided that, the preferred stock remains outstanding with the terms thereof materially unchanged, or, if we are not the surviving entity in such transaction, the preferred stock is exchanged for a security of a surviving entity with terms that are materially the same as the preferred stock. In addition, any increase in the number of (1) authorized shares of preferred stock or the creation or issuance of any other class or series of preferred stock, or (2) authorized shares of such class or series or any other class or series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such class or series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such class or series of preferred stock and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.
Conversion Rights
The terms and conditions upon which any class or series of preferred stock may be convertible into common stock will be set forth in the applicable prospectus supplement relating to the offering of the class or series of preferred stock. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the holders’ option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Restrictions on Ownership
For us to qualify as a REIT under the Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. To assist us in meeting this requirement, we may take actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred stock. Therefore, the articles supplementary to our charter designating each class or series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a class or series of preferred stock. See “Limits on Ownership of Stock.”
Transfer Agent
The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Description of Common Stock
The following is a description of the material terms and provisions of our common stock. You should read our charter and bylaws in their entirety before you purchase any shares of our common stock.
General
Under our charter, we have authority to issue 280,000,000 shares of common stock, par value $.01 per share. Under Maryland law, stockholders whose shares have been duly authorized, validly issued and paid for are generally not responsible for our debts or obligations. As of January 31, 2024, we had 142,025,313 shares of common stock issued and outstanding. Our common stock is listed on the NYSE under the symbol “AVB.”
Dividends
Subject to the preferential rights of any other class or series of stock, none of which are currently outstanding, and to the provisions of our charter regarding excess stock, which are described below, holders of shares of our common stock will be entitled to receive dividends on shares of common stock out of assets that we may legally use to pay dividends, if and when they are authorized by our board of directors and declared by us in compliance with applicable provisions of Maryland law and our charter.
Voting Rights
Except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, and, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. However, directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present if, as a result of stockholder nominations of one or more nominees done in accordance with our bylaws, the number of nominees is greater than the number of directors to be elected at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Directors are elected annually because our board is non-classified and serve until the next annual meeting of stockholders and until their successors are duly elected and qualify.
Liquidation/Dissolution Rights
Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, holders of shares of our common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities.
Other Rights
Subject to the preferential rights of any other class or series of stock and to provisions of our charter regarding excess stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.
Restrictions on Ownership
For us to qualify as a REIT under the Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. To assist us in meeting this requirement, we may take actions such as the automatic conversion of shares in excess of this ownership restriction into shares of excess stock to limit the beneficial ownership of our outstanding equity securities, directly or indirectly, by one individual. See “Limits on Ownership of Stock.”
Transfer Agent
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A., New York, New York.

Material Provisions of Maryland Law and Our Charter and Bylaws
The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Number of Directors; Vacancies
Our charter provides that the number of directors on the board will be set from time to time by a resolution duly adopted by the board of directors, subject to a minimum board size of five directors and a maximum board size of fifteen directors, in each case as set forth in our bylaws. Our bylaws provide that the minimum or maximum number of directors may be changed only by amendment to our charter or bylaws, provided that any such amendment shall be both duly adopted by the affirmative vote of a majority of the outstanding shares entitled to vote and deemed advisable or approved by the board of directors. However, the number of directors may never be less than the minimum number required by the MGCL, which is one.
Any vacancy on the board of directors that results from the removal of a director for cause will be filled by the affirmative vote of a majority of votes cast by the stockholders normally entitled to vote in the election of directors at a meeting of stockholders. Any vacancy occurring on the board of directors for any other reason, except as a result of an increase in the number of directors, may be filled by a majority vote of the remaining directors, notwithstanding that such majority is less than a quorum; provided, however, that any director appointed to fill the vacancy for an independent director will also require the affirmative vote of a majority of the remaining independent directors. Any vacancy occurring on the board of directors as a result of an increase in the number of directors may be filled by a majority vote of the entire board of directors. A director elected by the board of directors or the stockholders to fill a vacancy will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.
Annual Elections; Majority Voting
Each of our directors will be elected by our stockholders to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in a contested election, directors are elected by a plurality of all of the votes cast in the election of directors.
Removal of Directors
Our charter provides that, subject to the rights, if any, of holders of any class or series of stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at a meeting of the stockholders called for that purpose.
Calling of Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called by the chairman of the board of directors, the chief executive officer, the president or the board of directors. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years following the most recent date on which the interested stockholder became an interested stockholder. Maryland law defines an interested stockholder as:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as set forth in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. In addition, a person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (a) a person who makes or proposes to make a control share acquisition; (b) an officer of the corporation; or (c) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares acquired or to be acquired in the control share acquisition. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.
The control share acquisition statute does not apply to: (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the company’s stock. The company cannot provide you any assurance that its board of directors will not amend or eliminate this provision at any time in the future.
Subtitle 8
Under Subtitle 8 of Title 3 of the MGCL, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three directors who are not officers or employees of the corporation, and who are not affiliated with a person who is seeking to acquire control of the corporation, may elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to certain provisions of Subtitle 8 that may have the effect of delaying or preventing a change in control of the corporation. These provisions relate to a classified board of directors, removal of directors, establishing the number of directors, filling vacancies on the board of directors and calling special meetings of the corporation’s stockholders.
Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require the affirmative vote of the holders of at least 75% of the shares then entitled to vote at a meeting of the stockholders called for that purpose for the removal of any director from the board, which removal also requires cause, and (b) require the secretary of the company to call a special meeting of the stockholders to act on any matter that may properly be considered at a meeting of the stockholders upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting. We have not elected to create a classified board, to vest in the board of directors the exclusive power to fix the number of directors or to vest in the board of directors the exclusive power to fill board vacancies for the remainder of the full term of the directorship in which the vacancy occurred. See, however “— Number of Directors; Vacancies.” In the future, our board of directors may elect, without stockholder approval, to create a classified board or elect to be subject to one or more of the other provisions of Subtitle 8.
Amendments to Our Charter and Bylaws
Generally, our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. However, our board of directors may amend the charter without any action by our stockholders to change our name, to change the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock or to effect certain reverse stock splits, as permitted by the MGCL.
Our board of directors has the power to alter or repeal any bylaws and to make new bylaws, except that our board of directors does not have the power to alter or repeal the bylaws relating to (i) changing the minimum or maximum number of directors without the affirmative vote of a majority of the outstanding shares entitled to vote, (ii) the indemnification of directors and officers without a vote of the stockholders and the consent of any indemnified persons whose rights would be adversely affected by such proposed alteration or repeal, (iii) the power of the board of directors to unilaterally alter or repeal bylaws, or (iv) the power of stockholders to alter or repeal the bylaws with the approval of the board of directors.
Stockholders, with the approval of our board of directors, have the power to alter or repeal any bylaws and to make new bylaws by affirmative vote of a majority of the outstanding shares of common stock of the company, except that (i) the stockholders cannot alter or repeal the bylaws relating to the indemnification of directors and officers without the consent of any indemnified persons adversely affected by such proposed alteration or repeal and (ii) a vote of two-thirds of the outstanding shares of common stock of the company is required to amend the bylaws relating to (a) matters to be considered at an annual meeting, (b) the nomination of directors, and (c) vacancies on the board of directors.
Stockholders have the power, by the affirmative vote of the holders of a majority of the outstanding shares of common stock, to unilaterally alter or repeal any bylaws and to make new bylaws, except that the stockholders may not alter or repeal bylaws relating to (i) the indemnification of directors and officers without the consent of any indemnified persons adversely affected by such proposed alteration or repeal or (ii) the amendment of the bylaws without the approval of the board of directors.
Transactions Outside the Ordinary Course of Business
Under Maryland law, a corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a different percentage is set forth in the corporation’s charter, which percentage shall not in any event be less than a majority of all of the votes entitled to be cast on such matter. Our charter provides that, except as specifically provided in the provision relating to removal of directors, notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the board of directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business; Universal Proxy Rules
Our bylaws provide that:
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with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

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pursuant to the company’s notice of the meeting;

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by or at the direction of the company’s board of directors; or

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by a stockholder who is a stockholder of record entitled to vote in the election of each individual nominated or on the matter being proposed at the time of giving the advance notice required by our bylaws, as of the record date for the annual meeting and at the time of the meeting (and any postponement or adjournment thereof), and who has complied with the advance notice procedures set forth in our bylaws; and

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with respect to special meetings of stockholders, only the business specified in the company’s notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to the company’s board of directors may be made only:

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by or at the direction of the company’s board of directors

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by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws and that has supplied the information required by our bylaws about each individual whom the stockholder proposes to nominate for election as a director; or

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provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record entitled to vote in the election of directors at the time of giving notice, as of the record date for the special meeting and at the time of such special meeting (and any postponement of adjournment thereof), and who has complied with the advance notice provisions set forth in our bylaws.

The advance notice procedures of our bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or proposals for an annual meeting must be delivered to the company’s corporate secretary at the company’s principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the company’s preceding year’s annual meeting (the “Notice Anniversary Date”). If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.
Our bylaws also contain certain additional procedural requirements for stockholders soliciting proxies for their own director nominees in a contested election pursuant to Rule 14a-19 of the Exchange Act, including that (i) such stockholders comply with the timing requirements described above in our advance notice bylaws, (ii) any stockholder submitting a director nomination notice make a representation as to whether such stockholder intends to comply with Rule 14a-19 under the Exchange Act, and (iii) a stockholder submitting such a director nomination notice deliver reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.
Proxy Access
Our bylaws contain proxy access provisions which permit any stockholder or group of up to 20 stockholders owning at least 3% of the company’s outstanding shares of common stock continuously for at least three years to nominate and include up to a specified number of director nominees in the company’s proxy materials for an annual meeting of stockholders. The maximum number of stockholder nominees permitted under these proxy access provisions is the greater of: (i) 20% of the number of seats on the board of directors before the nomination, rounding down to nearest whole number or (ii) two nominees.
Under such proxy access provisions, a stockholder’s written notice of nominations of individuals for election to the company’s board of directors to be included in the company’s proxy statement for an annual meeting must be delivered to the secretary of the company at the company’s principal executive offices not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the Notice Anniversary Date. The public announcement of a postponement or adjournment of an annual meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s written notice.
Action by Stockholders
Our bylaws provide that stockholder action can be taken at an annual or special meeting of stockholders or, if such consent is approved unanimously, by written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders and the calling of a stockholder-requested special meeting of stockholders, may have the effect of delaying consideration of a stockholder proposal.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The provisions of the MGCL, our charter and our bylaws described above including, among others, the restrictions on ownership and transfer of our stock, the power of our board of directors to fill certain vacancies on the board, the business combination provisions of the MGCL and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. Likewise, if our board of directors were to opt in to the classified board or other provisions of Subtitle 8 of Title 3 of the MGCL or if our board of directors were to amend our bylaws to opt in to the control share acquisition provisions of the MGCL, these provisions of the MGCL could provide us with similar anti-takeover effects.
Ownership Limit
Our charter generally prohibits ownership (directly, indirectly by virtue of the attribution provisions of the Code, or beneficially as defined in Section 13 of the Exchange Act) by any single stockholder of more than 9.8% of the issued and outstanding shares of any class or series of our stock and the ownership, directly or indirectly, of more than 50% in value of our outstanding capital stock by or for five or fewer individuals at any time during the last half of a taxable year. For a fuller description of this restriction, see “Limits on Ownership of Stock.”

Indemnification and Limitation of Directors’ and Officers’ Liability
To the fullest extent permitted under Maryland law, our charter limits the liability of our directors and officers to the company and its stockholders for money damages. Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (A) actual receipt of an improper benefit or profit in money, property or services; or (B) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. These provisions do not limit the ability of the company or its stockholders to obtain other relief, such as an injunction or rescission.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL generally permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities, unless it is established that: (A) the director or officer actually received an improper personal benefit in money, property or services; (B) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful; or (C) the director’s or officer’s act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty. However, if the proceeding was one by or in the right of the corporation, indemnification may not be made if the director or officer shall have been adjudged to be liable to the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct; however, indemnification for an adverse judgment in a suit by the corporation or on its behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (A) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (B) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct necessary for indemnification by the corporation.
To the maximum extent permitted by Maryland law in effect from time to time, our charter provides that we have the power, and our bylaws require us, to indemnify and to pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (i) any individual who is a present or former director or officer of us or any predecessor of us and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in such capacity or (ii) any individual who, at our or a predecessor’s request, serves or has served as a director or officer, or in any other capacity with respect to, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in such capacity. Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any employee or agent of us or any predecessor of us.
Pursuant to the authority granted in our charter and bylaws, we have also entered into indemnification agreements with certain of our executive officers and members of the board of directors who are not officers of the company, pursuant to which we have agreed to indemnify them against certain liabilities incurred in connection with their service as executive officers and/or directors and have agreed to advance expenses incurred by them in certain circumstances. These provisions and contracts could reduce the legal remedies available to the company and its stockholders against these individuals. In addition, we maintain a directors’ and officers’ liability insurance policy.
Exclusive Forum
Our bylaws provide that, unless the company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that Court does not have jurisdiction, the

United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the company, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the company to the company or to the stockholders, (c) any action asserting a claim against the company or any director or officer or other employee of the company arising pursuant to any provision of the MGCL, our charter or our bylaws or (d) any action asserting a claim against the company or any director or officer or other employee of the company that is governed by the internal affairs doctrine. We will not interpret this forum provision to apply to actions arising under federal securities laws.

Limits on Ownership of Stock
Ownership Limits
For us to qualify as a REIT under the Code, among other things, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. Additionally, the shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. To protect us against the risk of losing our status as a REIT due to a concentration of ownership among our stockholders, and to otherwise address concerns related to concentrated ownership of capital stock, our charter provides that no person may own (directly, indirectly by virtue of the attribution provisions of the Code, or beneficially under Rule 13d-3 of the Exchange Act) more than 9.8% of any class or series of our stock (15% for some entities as described below). Notwithstanding the preceding sentence, the board of directors at its option and in its sole discretion may approve ownership greater than the applicable ownership limitation by selected persons or entities. Our board of directors does not expect that it would waive the applicable ownership limit unless the board of directors receives evidence to its satisfaction that the waiver of the limit will not jeopardize our status as a REIT and an agreement in writing from the person seeking the waiver that any violation or attempted violation of any other limitation as the board may establish or any other restrictions and conditions as the board may impose will result, as of the time of such violation, in the conversion of any shares in excess of the original limit into excess stock, and the board of directors also decides that the waiver is in our best interests. Any transfer of shares of stock, including any security convertible into shares of stock, shall be void and have no effect if it: (1) would create a direct or indirect ownership of shares of stock in excess of the applicable ownership limit, absent a valid waiver of this ownership limit or (2) would result in our disqualification as a REIT, including any transfer that would (a) result in the shares of stock being beneficially owned by fewer than 100 persons, (b) result in us being “closely held” within the meaning of Section 856(h) of the Code or (c) result in us constructively owning 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code. In addition, if any purported transfer of stock or any other event would otherwise result in any person violating the applicable ownership limit, then the purported transfer will be void and of no force or effect with respect to the intended transferee as to that number of shares in excess of the ownership limit. The intended transferee will acquire no right or interest in the excess shares; or, in the case of any event other than a purported transfer, the person holding record title to any shares in excess of the ownership limit shall cease to own any right or interest in the excess shares. In both cases, neither the intended transferee nor the person holding record title to any shares in excess of the ownership limit shall have any right to: (1) transfer or otherwise dispose of the excess stock, (2) vote the excess stock or (3) receive any dividend or distribution paid with respect to the excess stock, as further explained below.
Under the Code, some types of entities, which includes pension plans described in Section 401(a) of the Code and mutual funds registered under the Investment Company Act of 1940, will be looked through for purposes of the five or fewer test described above. Our charter limits these pension plans and mutual funds to owning no more than 15% of any class or series of our stock.
Shares Owned in Excess of the Ownership Limit
Stock owned, or deemed to be owned, or proposed to be transferred to a stockholder in excess of the ownership limit will be converted automatically into shares of excess stock and will be transferred, by operation of law, to a trust, the beneficiary of which shall be a qualified charitable organization selected by us. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person who could own the shares without violating the ownership limit and distribute to the proposed transferee an amount equal to the lesser of (1) the price paid by the proposed transferee for the shares of excess stock or (2) the sales proceeds received by the trust for the shares of excess stock. In the case of any excess stock resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess stock to a qualified person or entity and distribute to the person holding record title to the shares in excess of the ownership limit an amount equal to the lesser of (A) the fair market value of the excess stock as of the date of the event or (B) the sales proceeds received by the trust for the excess stock. In either case, any proceeds in excess of the amount distributable to the proposed transferee or person holding record title to the shares in excess of the ownership limit, as applicable, will be distributed to the beneficiary of the trust.
Upon the transfer of shares of excess stock by the trustee, the shares shall be converted automatically into an equal number of shares of the same class and series that were converted into the excess stock, and the shares of excess stock will be automatically retired and canceled and will thereupon be restored to the status of authorized but unissued shares of excess stock. Prior to a sale of any excess stock by the trustee, the trustee will be entitled to receive in trust for the beneficiary, all dividends and other distributions paid with respect to the excess stock. In addition, while the shares of excess stock are held in trust, the holder of shares will not be entitled to vote such shares.
Neither the proposed transferee nor any person holding record title to any excess stock shall have any right to receive any dividend or distribution paid with respect to the excess stock. Any dividend or distribution paid on excess stock prior to discovery by us of the violation of the applicable ownership limit shall be repaid to us. In addition, neither the proposed transferee nor any person holding record title to any excess stock shall have any voting rights with respect to the excess stock. Any vote of any excess stock prior to discovery by us of the violation of the applicable ownership limit shall, subject to applicable law, be rescinded and deemed void and shall be recast by the trustee acting for the benefit of the beneficiary; provided, however, that such vote shall not be rescinded and recast if we have already taken irreversible corporate action. Shares of excess stock are not treasury stock, but rather constitute a separate class of issued and outstanding stock.
Right to Purchase Excess Stock
In addition to the foregoing transfer restrictions, we have the right for a period of 90 days to purchase all or any portion of the excess stock from the proposed transferee or any person holding record title to any excess stock for a price per share equal to the lesser of:
(1) the price per share initially paid for the stock by the proposed transferee or, in the case of excess stock resulting from any event other than a transfer or from a transfer for no consideration (such as a gift), the average of the closing price per share for the class of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date of such event or transfer, as applicable; or
(2) the average closing price per share for the class or series of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date we elect to purchase the shares.
The 90-day period begins on the date of the purported transfer or non-transfer event that violated the applicable ownership limit if the proposed transferee or person holding record title to any excess stock gives notice to us of the transfer or non-transfer event, as applicable, or if no notice is given, the date our board of directors determines that such a transfer has been made or such a non-transfer event has occurred.
General
The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT. The board may, in its sole discretion, waive the ownership limits if evidence is presented that such ownership of shares in excess of the ownership limit will not jeopardize our qualification as a REIT, the person seeking the waiver agrees in writing that any violation or attempted violation of any other limitation as the board may establish or any other restrictions and conditions as the board may impose will result, as of the time of such violation, in the conversion of any shares in excess of the original limit into excess stock and the board otherwise decides in its sole discretion that such action is in our best interest.
Our stockholders are required to disclose to us in writing any information with respect to their ownership of our stock that we may request in order to determine our status as a REIT and to ensure compliance with the ownership limits.
The ownership limits may have the effect of delaying, deferring or preventing a change of control of our company.

Certain U.S. Federal Income Tax Considerations and Consequences of Your Investment
The following is a summary of certain U.S. federal income tax considerations relating to (i) our qualification and taxation as a REIT, (ii) the acquisition, ownership and disposition of shares of our common stock, and (iii) the acquisition, ownership and disposition of certain of our debt securities. If we offer shares of preferred stock or debt securities pursuant to the prospectus, the applicable prospectus supplement will describe certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of those shares of preferred stock or, to the extent not discussed below, debt securities.
Because this is a summary that is intended to address only certain material U.S. federal income tax considerations that generally will apply to all holders relating to (i) the ownership and disposition of our common stock, and (ii) the ownership and disposition of certain of our debt securities, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:
•
the tax consequences to you may vary depending on your particular tax situation;

•
special rules that are not discussed below may apply to you if, for example, you are:

(1)
a broker-dealer, a dealer in securities or currencies, a trust, an estate, a regulated investment company, a REIT, a bank or other financial institution, an insurance company, a pass-through entity or investor in such an entity, a tax-deferred or other retirement account,

(2)
a person who holds 10% or more (by vote or value) of our stock,

(3)
a person holding shares of our common stock and/or our debt securities as part of a short sale, hedge, conversion, straddle, synthetic security or other integrated investment, constructive sale or other integrated transaction for U.S. federal income tax purposes,

(4)
a person required to accelerate any item of gross income as a result of such income being recognized on an applicable financial statement, who marks-to-market our common stock or debt securities, who makes an election under Treasury Regulations Section 1.1272-3(a) to accrue interest on our debt or securities using the constant yield method,

(5)
a person subject to the alternative minimum tax,

(6)
a non-U.S. trust or estate, a “controlled foreign corporation,” a “passive foreign investment company,” a U.S. expatriate,

(7)
a person eligible for benefits under an income tax treaty to which the United States is a party,

(8)
a “qualified shareholder” that is subject to special FIRPTA (as defined below) rules under Section 897(k) of the Code, a “qualified foreign pension fund” (or an entity all the interests of which are held by a qualified foreign pension fund or one or more qualified foreign pension funds) that may be exempt from FIRPTA under Section 897(l) of the Code and the Treasury Regulations promulgated thereunder,

(9)
a U.S. stockholder or a U.S. holder (each as defined below) whose “functional currency” (as defined in Section 985 of the Code) is not the U.S. dollar, or

(10)
a person otherwise subject to special tax treatment under the Code;

•
this summary does not discuss the impact of any of the following taxes: any U.S. federal taxes other than income taxes (such as estate and gift taxes), U.S. state and local taxes, individual alternative minimum taxes, corporate alternative minimum taxes, or taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary and the potential application of the income accrual rules set forth in Section 451(b) of the Code;

•
this summary assumes that stockholders holding our common stock and holders of our debt securities hold such common stock and debt securities as “capital assets” within the meaning of Section 1221 of the Code;

•
with respect to the debt securities, this summary addresses only U.S. dollar-denominated fixed rate debt securities and certain floating rate debt securities issued by us without original issue discount, or OID (as defined below), that are not convertible or exchangeable and does not deal with holders other than those who purchase the debt securities on original issuance at the initial offering price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers);

•
this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations and non-U.S. persons, except to the limited extent described below;

•
this summary does not address the application of tax treaties in general or any particular tax treaty; and

•
this discussion is not intended to be, and should not be construed as, tax advice.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our common stock or our debt securities, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the entity or arrangement. If you are a partner or member in such an entity or arrangement holding our common stock or our debt securities, you should consult your tax advisors.
In addition, the following summary does not address any U.S. federal income tax considerations to holders of our outstanding stock (including common stock) that could result if we issue any redeemable preferred stock at a price that exceeds its redemption price by more than a de minimis amount or that otherwise provides for dividends that are economically a return of the stockholder’s investment (rather than a return on the stockholder’s investment), which preferred stock could be considered “fast-pay stock” under Treasury Regulations promulgated under Section 7701(l) of the Code and treated under such Treasury Regulations as a financing instrument among the holders of the fast-pay stock and our other stockholders.
The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. We have not obtained rulings from the IRS concerning the tax treatment of all of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and a court could agree with the IRS. The following discussion describes the tax rules applicable to REITs as in effect as of the date of this prospectus and, with limited exceptions, does not address any rules that may have applied to us during prior periods.
For purposes of this discussion, (i) the term “partnership” means an entity that is treated as a partnership for U.S. federal income tax purposes, (ii) the term “corporation” means an entity that is treated as a corporation for U.S. federal income tax purposes, and (iii) the terms “stock,” “shares” and similar terms, when referring to ownership interests in an entity, include any interest treated as stock in an entity that is treated as a corporation for U.S. federal income tax purposes.
You should review the following discussion and consult with your tax advisor to determine the effect of (i) the purchase, ownership and disposition of our common stock and/or (ii) the purchase, ownership and disposition of certain of our debt securities on your individual tax situation, including any state, local or non-U.S. tax consequences.
Taxation of AvalonBay as a REIT
We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated, and we intend to continue to operate, in a manner allowing us to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code, as in effect for each applicable taxable period. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results have satisfied or will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.
Goodwin Procter LLP has acted as our tax counsel in connection with this prospectus. Goodwin Procter LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that commencing with our taxable year ended on December 31, 1994, our form of organization and our prior, current, and proposed ownership and operations (as represented by us to Goodwin Procter LLP) are such as to have enabled us to qualify and continue to qualify as a REIT under the applicable provisions of the Code. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part.
Goodwin Procter LLP’s opinion is based on representations, statements and covenants made by us as to certain factual matters relating to our formation, organization, ownership, operation, and other matters affecting our ability to qualify as a REIT. Goodwin Procter LLP has not verified those representations, statements or covenants and their opinion assumes that such representations, statements and covenants have been, are, and will be true, correct and complete, that we (and our subsidiaries) are and have been owned and operated and will continue to be owned and operated in accordance with such representations, statements and covenants and that we will take no action inconsistent with our status as a REIT. In addition, this opinion is based on the law existing and in effect as of its date (and to the extent applicable, the law in effect for prior periods covered by this opinion). Our qualification as a REIT has depended and will depend on our ability to have met and to meet on a continuing basis, through actual operating results, actual ownership, the asset composition, sources of income, distribution levels, diversity of share ownership, recordkeeping and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not verified and will not verify our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to have qualified as or to remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year ended December 31, 1994 or for any subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock or debt securities of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.
So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax as follows:
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We will be subject to regular U.S. federal corporate income tax on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid.

•
If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate on this income.

•
If we have net income from “prohibited transactions,” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•
If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the product of (i) the amount by which we failed the 75% or 95% gross income test for such taxable year (whichever amount is greater), multiplied by (ii) a fraction intended to reflect our profitability.

•
If we fail to satisfy any of the REIT asset tests (as described below), other than a failure by a statutory de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of (i) $50,000 or (ii) the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal corporate income tax rate.

•
If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and we qualify for a reasonable cause exception, we may retain our REIT qualification if we pay a penalty of $50,000 for each such failure.

•
If we fail to qualify for taxation as a REIT because we have accumulated non-REIT earnings and profits at the end of the relevant year (i.e., any earnings and profits that we inherit from a taxable C corporation during the year, such as through a tax-free merger or tax-free liquidation with a taxable C corporation, and that are not distributed or otherwise offset during the taxable year), and the presence of non-REIT earnings and profits at year-end is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

•
We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each taxable year at least the sum of:

(1)
85% of our REIT ordinary income for the year;

(2)
95% of our REIT capital gain net income for the year; and

(3)
any undistributed taxable income from prior taxable years.

•
We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

•
We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to tax at the highest regular U.S. federal corporate income tax rate. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. The results described in this paragraph assume that the non-REIT corporation does not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•
Income earned by our taxable REIT subsidiaries (or certain income of any non-U.S. taxable REIT subsidiaries) will be subject to regular U.S. federal corporate income tax.

•
We may be required to pay penalties to the IRS if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 1994. In order to have so qualified, we must have met and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders, beginning with our taxable year ended December 31, 1994, unless otherwise noted.
The discussion below summarizes current law except where expressly noted otherwise. We do not believe any differences between the current requirements for qualification as a REIT and the requirements in effect for any prior year have prevented us from qualifying as a REIT for any period.
The Code defines a REIT as a corporation, trust, or association:
(1)   that is managed by one or more trustees or directors;
(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)
that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(6)
generally, during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)   that uses a calendar year for U.S. federal income tax purposes; and
(9)
that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and conditions (5) and (6) do not have to be met until after the first taxable year for which a REIT election is made. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.
We believe that we have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer and ownership of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

To monitor its compliance with condition (6) above, a REIT is required to maintain records regarding the actual ownership of its shares. To do so, it must send annual demand letters to the record holders of significant percentages of its stock requesting information regarding the actual ownership of its shares (i.e., the persons required to include our dividends in their gross income). If we comply with the annual demand letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. Failure to comply with such requirements could subject us to penalties. If you fail or refuse to comply with the demand letters, you will be required by the Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.
We have complied with condition (7) above by making our REIT election as part of our U.S. federal income tax return for our taxable year ended December 31, 1994.
For purposes of condition (8) above, we have adopted a calendar year for U.S. federal income tax purposes.
Ownership of Partnership Interests by a REIT.   A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income for purposes of the REIT asset and gross income tests described below. A REIT’s proportionate share of a partnership’s assets and income is based on its capital interest in the partnership (except that for purposes of the 10% value test, described below, a REIT’s proportionate share of the partnership’s assets is based on its proportionate interest in the equity and certain debt securities issued by the partnership). The assets and gross income of the partnership generally retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of gross income of any entity taxable as a partnership for U.S. federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the REIT qualification requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity’s share of the assets and liabilities and items of income with respect to any partnership or disregarded entity in which it holds an interest.
To the extent we hold an equity interest in a partnership, directly or indirectly other than through a taxable REIT subsidiary, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. The assets of one of our partnership joint ventures with Equity Residential include indirect interests in partnerships controlled by Equity Residential, and thus for purposes of our compliance with the REIT asset and gross income requirements we will be treated as owning our proportionate share of the assets and as receiving our proportionate share of gross income of the Equity Residential partnerships in which the joint venture has an interest. Although Equity Residential has agreed to operate those partnerships in compliance with the REIT requirements, we cannot assure you that such Equity Residential partnerships will be operated in compliance with the REIT requirements. Failure by those partnerships to comply with the REIT requirements could potentially jeopardize our REIT status.
A subsidiary partnership in which we hold an interest may accept contributions of property from our joint venture partner(s). If any such partner contributes appreciated property (i.e., property with a value in excess of such partner’s adjusted tax basis) in exchange for a partnership interest, the subsidiary partnership’s initial tax basis in the property acquired generally will be less than the purchase price of the property. Although the partnership tax rules of Section 704(c) of the Code would generally attempt to provide us as the non-contributing partner with the depreciation deductions comparable to what we would receive if the subsidiary partnership purchased the appreciated assets for cash in a taxable transaction (and obtained an initial tax basis equal to the purchase price), absent certain elections, which would accelerate income to the contributor, the depreciation would be limited to tax basis. Consequently, our depreciation deductions for such properties may be less, and our tax gain on a sale of such properties may be more, than the deductions or gain, respectively, that we would have if the subsidiary partnership acquired such properties in taxable transactions. Conversely, if we contribute appreciated property to a subsidiary partnership, such partnership may elect to use a method of allocation under Section 704(c) of the Code that accelerates income to us.

The discussion above does not apply to our interest in any entity treated as a corporation for U.S. federal income tax purposes. If an entity that we treated as a partnership for U.S. federal income tax purposes was determined instead to be taxed as a corporation, we could fail one or more of the REIT income and asset tests described below. Generally, a domestic unincorporated entity with two or more owners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market (or the substantial equivalent thereof).” However, under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. Moreover, certain publicly traded partnerships will avoid being treated as a corporation for U.S. federal income tax purposes if the partnership derives at least 90% of its gross income from certain specified sources of “qualifying income.” We do not believe that any of our direct or indirect subsidiary partnerships should be treated as corporations under the publicly traded partnership rules. However, a contrary determination could prevent us from qualifying as a REIT.
Under the Code, a partnership that is not treated as a corporation under the publicly traded partnership rules generally is not subject to U.S. federal income tax; instead, each partner is allocated its distributive share of the partnership’s items of income, gain, loss, deduction and credit and is required to take such items into account in determining the partner’s income. However, rules applicable to U.S. federal income tax audits of partnerships generally require a partnership to pay the hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit or in other tax proceedings, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. As a result of these rules, it is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.
Qualified REIT Subsidiaries and Other Disregarded Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation (including an unincorporated entity that has elected corporate status for U.S. federal income tax purposes), other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). Other entities that (i) are not incorporated or similarly organized and (ii) are wholly-owned by a single taxpayer (either directly or through other disregarded subsidiaries), including any domestic unincorporated entity that would be treated as a partnership if it had more than one owner, are also generally disregarded as separate entities from their owners for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests, unless the entity elects to be treated as a corporation for U.S. federal income tax purposes (provided that such a single owner non-U.S. entity may be required to affirmatively elect disregarded entity status for U.S. federal income tax purposes and be treated as a corporation absent such an election). For U.S. federal income tax purposes, all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary or other disregarded entity will be treated as assets, liabilities and items of income, gain, loss, deduction and credit of the REIT itself (in the case of a qualified REIT subsidiary) or of the single owner (in the case of a disregarded entity other than a qualified REIT subsidiary). A qualified REIT subsidiary of ours will not be subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.
Our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities. However, if a disregarded subsidiary or qualified REIT subsidiary ceases to be wholly owned (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership (if not formerly a qualified REIT subsidiary) or a taxable corporation (if formerly a qualified REIT subsidiary). Such an event could, depending on the circumstances, adversely affect our ability to satisfy the asset tests and gross income tests (as discussed below), including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation.
Taxable REIT Subsidiaries.   A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary (provided that a taxable REIT subsidiary is not permitted to directly or indirectly operate or manage certain lodging facilities or health care facilities). In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that other subsidiary corporation will also be treated as our taxable REIT subsidiary. A domestic taxable REIT subsidiary is a corporation subject to U.S. federal income tax, and state and local income tax, where applicable, as a regular C corporation (and a non-U.S. taxable REIT subsidiary would be subject to U.S. federal income tax on certain U.S. source income and income effectively connected with a U.S. trade or business, if any).
Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT gross income tests. See “— Rents from Real Property” for a discussion of impermissible tenant services income. In addition, a taxable REIT subsidiary generally can engage in other activities that, if conducted by us other than through a taxable REIT subsidiary, could result in the receipt of non-qualified income or the ownership of non-qualified assets or the receipt of income subject to 100% tax on net income from prohibited transactions. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the taxable REIT subsidiary if the IRS were to successfully assert that the economic arrangements among us, our tenants and/or the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.
A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be represented by securities of one or more taxable REIT subsidiaries.
We may conduct material activities through taxable REIT subsidiaries and the amount of U.S. federal, state and local income taxes incurred by our taxable REIT subsidiaries may be material.
Subsidiary REITs.   We may from time to time own interests in other entities that intend to qualify as REITs for U.S. federal income tax purposes. Each such subsidiary REIT generally will be individually subject to the same REIT qualification requirements described in this prospectus. Additionally, if any such entity in which we own an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a taxable REIT subsidiary, as further described below. Investments in subsidiary REITs may pose additional challenges, such as smaller income and asset bases against which to absorb nonqualifying income and assets. In the case of a subsidiary REIT acquired by purchase, its REIT qualification during our period of ownership could depend on the seller’s compliance with the REIT requirements for periods prior to acquisition. If we sell a subsidiary REIT during the year, such subsidiary’s qualification as a REIT for the portion of the year prior to the sale generally would depend on the buyer’s compliance with the REIT requirements for the remainder of such subsidiary’s taxable year in which the sale occurs.
Income Tests Applicable to REITs
To qualify as a REIT, we must satisfy two gross income tests annually.
75% Gross Income Test.   First, at least 75% of our gross income for each taxable year (excluding gross income from prohibited transactions and certain other income and gains described below) generally must be derived from (i) “rents from real property,” (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property, and including gain from the sale of certain personal property ancillary to such real property), (iv) dividends or other distributions paid by other qualifying REITs and gain from the sale of shares of other qualifying REITs, (v) abatements and refunds of taxes on real property, (vi) income and gain derived from foreclosure property, (vii) other specified sources relating to real property or mortgages thereon, and (viii) income from some types of temporary investments.
95% Gross Income Test.   Second, at least 95% of our gross income for each taxable year (excluding gross income from prohibited transactions and certain other income and gains described below) generally must be derived from any combination of (i) income qualifying under the 75% test, (ii) dividends, (iii) interest, and (iv) gain from the sale or disposition of stock or securities, which need not have any relation to real property.
Rents from Real Property.   Rents we receive will qualify as “rents from real property” for purposes of satisfying the REIT gross income tests described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” (as defined below) will not qualify as rents from real property for purposes of the REIT gross income tests unless the tenant is a taxable REIT subsidiary and either (i) at least 90% of the total leased space of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased to the taxable REIT subsidiary is a lodging facility or a health care facility and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease (determined based on the fair market value as of the beginning and end of the taxable year), then the portion of rent attributable to the personal property will not qualify as rents from real property.
Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are not “impermissible tenant services.” Impermissible tenant services are services to tenants other than services that are both usually and “customarily furnished or rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide impermissible tenant services (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received, by the REIT with respect to such services, or (ii) 150% of our direct cost in providing the service during the taxable year. If the impermissible tenant service income from a property in a taxable year exceeds 1% of our total income from such property in that taxable year, then all of the income from that property will fail to qualify as rents from real property for such taxable year. If the total amount of impermissible tenant service income from a property for a taxable year does not exceed 1% of our total income from that property for that taxable year, the services will not disqualify any other income from the property that otherwise qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.
We have provided and expect to continue to provide services at our multifamily apartment communities. We believe that the services with respect to our communities that have been and will be provided by us directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants, or, to the extent considered impermissible tenant services, income from the provision of such services with respect to a given property has not and will not jeopardize our status as a REIT. We believe that any services with respect to our communities that may not be provided by us directly without jeopardizing our status as a REIT have been, and, if applicable, will continue to be, performed by independent contractors or taxable REIT subsidiaries.
Dividend Income.   Taxable dividends from a taxable REIT subsidiary and gain from a sale or other taxable disposition of interests in a taxable REIT subsidiary will qualify under the 95% gross income test, but not the 75% gross income test. Our need to satisfy the 75% gross income test may adversely affect our ability to distribute earnings from, or dispose of our investment in, a taxable REIT subsidiary.

Nonqualifying Income.   We have earned and continue to earn amounts of nonqualifying income. For example, we earn fees related to the development and management of properties that are not wholly-owned by us. We believe that the amount of nonqualifying income generated from these and certain other activities has not affected and will not affect our ability to meet the gross income tests.
Hedging Transactions and Foreign Currency Gains.   We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (i) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets, (ii) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property that generates such income or gain), or (iii) that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements. In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.
Forward Sale Agreements.   We may enter into forward sale agreements from time to time under which we have the right, subject to certain conditions, to elect physical, cash or net share settlement in part or in full. In the event that we settle a forward sale agreement for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchasers. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares of common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreements qualify as “securities futures contracts,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreements, we might not be able to satisfy the REIT gross income tests.
Satisfaction of the Gross Income Tests.   If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if (i) our failure to meet the tests is due to reasonable cause and not due to willful neglect and, (ii) following our identification of such failure for any taxable year, we attach a schedule describing the sources and nature of our gross income for such taxable year to our U.S. federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “— Taxation of AvalonBay as a REIT” even if these relief provisions apply, a tax would be imposed on the amount of nonqualifying income.

Asset Tests Applicable to REITs
At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:
(1)
at least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and U.S. government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the gross income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, debt instruments issued by publicly offered REITs, and investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raised through an offering of shares of our stock or certain public offerings of debt obligations with at least a five-year term;

(2)
not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)
except for equity investments in REITs, qualified REIT subsidiaries, or other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our taxable REIT subsidiaries, (a) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets, (b) we may not own securities possessing more than 10% of the voting power of any one issuer’s outstanding securities, and (c) we generally may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)
not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries; and

(5)
not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Shares in other qualifying REITs are treated as “real estate assets” for purposes of the REIT assets tests, while shares of our taxable REIT subsidiaries do not qualify as “real estate assets.”
Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (ii) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership for purposes of applying the 10% value test if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (iii) for purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature. A security does not qualify as “straight debt” where a REIT (including any controlled taxable REIT subsidiaries of the REIT) owns other securities of the same issuer that do not qualify as straight debt or as certain other permitted securities, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities.
Satisfaction of the Asset Tests.   We believe that our assets comply with the asset tests and that we can operate so that we can continue to comply with these tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. Accordingly, we cannot provide any assurance that the IRS will not disagree with our determinations.
After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy any such asset tests results from an acquisition of securities or other property during a quarter, the failure generally can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests.
Moreover, if we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000.
Even if we do not qualify for any of the foregoing relief provisions, if we fail any of the asset tests, we are permitted to avoid disqualification as a REIT, if (i) the failure is due to reasonable cause and not willful neglect, (ii) following our identification of the failure, we file a schedule in accordance with Treasury Regulations describing each asset that caused the failure, and (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred. As discussed under “— Taxation of AvalonBay as a REIT,” if we must rely on this relief provision to preserve our REIT status, we must pay a penalty tax.
Annual Distribution Requirements Applicable to REITs
To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (i) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (ii) the sum of certain specified items of non-cash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “— Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we generally must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation.
These distributions generally must be paid in the taxable year to which they relate. However, qualifying distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any calendar year that is payable to a stockholder of record on a specified date in one of those months, such dividend will be treated as both paid by us and received by the stockholder on December 31 of such year, if such dividend is actually paid during January of the following calendar year. Second, distributions may be made in the following taxable year if we declare them before we timely file our tax return for the year in question and we pay them with or before the first regular dividend payment date after the declaration is made. These distributions will be taxable to our stockholders in the year in which they are paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a taxable year by paying dividends to stockholders in a later taxable year, which may be included in our deduction for dividends paid for the earlier year. We refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

For any non-publicly offered REIT in which we invest, in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide such REIT with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in the organizational documents of such REIT.
To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to regular U.S. federal corporate income tax on these retained amounts. We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each taxable year at least the sum of:
(1)   85% of our REIT ordinary income for the year;
(2)   95% of our REIT capital gain net income for the year; and
(3)   any undistributed taxable income from prior taxable years.
A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any such retained amounts would be treated as having been distributed.
We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.
We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amounts as may be necessary to avoid U.S. federal income and excise taxes. However, it is possible that we, from time to time, may choose to retain cash to fund capital projects or future operations or may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, in part due to timing differences between (i) the actual receipt of income and the actual payment of deductible expenses and (ii) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions or the creation of reserves. Moreover, we generally will be required to include certain amounts in income for U.S. federal income tax purposes no later than the time such amounts are reflected on certain financial statements. The application of this rule may accelerate the accrual of certain amounts. Absent sufficient cash or other liquid assets, we may find it necessary to arrange for borrowings, sell assets or pay taxable stock dividends in order to meet the distribution requirements.
We may seek to satisfy our distribution requirements by making taxable stock dividends. Moreover, we may determine to utilize certain stock dividends the proper treatment of which is not entirely clear. In that case, it is possible that the IRS could challenge our treatment of the stock dividend as a taxable stock dividend, and if such challenge were successful the stock dividend would not count towards satisfying our distribution requirements.
Prohibited Transaction Tax
Any gain we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. The Code provides a safe harbor pursuant to which sales of properties held by us for at least two years and satisfying certain other requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. Gain realized in a taxable REIT subsidiary will also not be treated as a prohibited transaction. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties, consistent with our investment objectives. We cannot provide any assurance, however, that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. We also cannot provide assurances that the safe harbor provisions will apply to any particular sale. Although gains recognized by a taxable REIT subsidiary will not be subject to the 100% penalty tax, a taxable REIT subsidiary does pay regular U.S. federal corporate income tax on its taxable income and gains.
Foreclosure Property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate income tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.
Tax on Built-in Gains of Former C Corporation Assets
If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during the 5-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.”
Investments in Loans
A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% asset test, and interest and gain from such loan will be treated as interest and gain from an obligation secured by a mortgage on real property, if (i) the value of the real property securing the loan on the date that we acquire, originate or modify the loan is equal to or greater than the highest principal amount of the loan outstanding during the taxable year or (ii) the loan is secured by both real property and personal property and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property (determined on the date we acquire, originate or modify the loan or, for purposes of characterizing gain from the sale of such loan, at the time of sale).
We may originate or acquire mortgage or mezzanine loans. The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.
To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent (i.e., based in whole or part on income or profits of any person), such income generally will qualify as “interest” for purposes of the gross income tests only if it is based upon a fixed percentage or percentages of gross receipts or sales, subject to certain exceptions. However, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property. Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments (as we are generally required to accrue interest and any “original issue discount” currently regardless of whether we have received the corresponding cash payment) and may give rise to gain from disposition or repayment that is treated as ordinary income. Certain modifications of a debt instruments may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument.
Preferred Equity Investments
We may from time to time hold certain preferred equity investments in non-corporate entities that directly or indirectly own real property. Unless the preferred equity investment is properly treated as indebtedness for U.S. federal income tax purposes, for purposes of the REIT income and asset tests we generally will be treated as owning an interest in any underlying real estate and other assets of the preferred equity issuer and deriving a share of the income of the issuer as if we owned such share of the issuer’s assets directly (or, for purposes of the REIT income tests, the IRS may take the position that our preferred return should be characterized based on the gross income of the issuer). As a result, absent sufficient controls to ensure compliance with REIT requirements, preferred equity investments may jeopardize our compliance with REIT income and/or asset tests. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.
The proper characterization of debt-like preferred equity investments as indebtedness or as equity for U.S. federal income tax purposes can be unclear. If such an investment were characterized as debt, and then further characterized as unsecured debt, for U.S. federal income tax purposes, the investment would be subject to the various asset test limitations on investments in unsecured debt and cause our preferred return from the investment to be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of a preferred equity investment as equity or as secured debt for U.S. federal income tax purposes, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “— Failure of AvalonBay to Qualify as a REIT” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status. Conversely, we also could fail an applicable income or asset test if we have treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.
In addition, if the underlying property is dealer property and a preferred equity investment is treated as equity for U.S. federal income tax purposes, we could be subject to the 100% prohibited transaction tax to the extent we are treated as receiving an allocation of a share of gains from the sale of the property or with respect to gain recognized on our investment, as described above in “— Prohibited Transaction Tax.”
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income that AvalonBay or its taxable REIT subsidiaries generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations, and redetermined taxable REIT subsidiary service income is income of a taxable REIT subsidiary attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a customer of

AvalonBay’s) to the extent such income is lower than the income the taxable REIT subsidiary would have earned based on arm’s-length negotiations. Rents that AvalonBay receives will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We believe that the fees paid to our taxable REIT subsidiaries for tenant services are comparable to the fees that would be paid to an unrelated third party negotiating at arm’s-length. This determination, however, is inherently factual, and the IRS may assert that the fees paid by us do not represent arm’s-length amounts. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.
Failure of AvalonBay to Qualify as a REIT
In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy the provision and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.
If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and subject to limitations of the Code, distributions to our stockholders will generally be taxable to U.S. stockholders as dividends, whether or not attributable to capital gains of ours. Subject to certain limitations of the Code, dividends received by our corporate U.S. stockholders may be eligible for a dividends-received deduction and dividends to our individual U.S. stockholders will generally be taxed at a (current) maximum U.S. federal income tax rate of 20%. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.
Taxation of U.S. Stockholders
When we refer to a “U.S. stockholder,” we mean a beneficial owner of our common stock that is, for U.S. federal income tax purposes:
(1)
an individual who is a citizen or resident, as defined in Code Section 7701(b), of the United States;

(2)
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

(3)
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)
a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under the applicable Treasury Regulations to be treated as a United States person under the Code.

Distributions by AvalonBay.   For so long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits that are not designated as capital gain dividends will be taxable as dividend income. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally will not qualify for treatment as qualified dividend income taxed as net capital gain for non-corporate U.S. stockholders and will continue to be taxed at the higher rate applicable to ordinary income. The preferential tax rate for qualified dividend income will apply to our ordinary dividends only to the extent attributable (i) to qualified dividend income received from corporations, such as our taxable REIT subsidiaries, or (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Dividends paid to a corporate U.S. stockholder will generally not qualify for the dividends received deduction generally available to corporations.
However, for taxable years beginning before January 1, 2026, U.S. stockholders that are individuals, trusts or estates generally may deduct 20% of “qualified REIT dividends” (generally, dividends received from a REIT by U.S. stockholders that are not designated as capital gain dividends or qualified dividend income). To qualify for this deduction with respect to a dividend on shares of our common stock, a U.S. stockholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain rules that may reduce a stockholder’s holding period during any period in which the U.S. stockholder has diminished its risk of loss with respect to the shares). If we fail to qualify as a REIT, such U.S. stockholders may not claim this deduction with respect to dividends paid by us.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. stockholder’s shares. Rather, such distributions will reduce the U.S. stockholder’s adjusted tax basis in such shares. Distributions in excess of current and accumulated earnings and profits that exceed a U.S. stockholder’s adjusted tax basis in its shares will be treated as gain from the sale or exchange of such shares, taxable as capital gains in the amount of such excess if the shares are held as a capital asset. Previously proposed Treasury Regulations, since withdrawn, would have applied a return of capital distribution pro rata, on a share-by-share basis, to each share of stock held by the stockholder with the class of stock upon which the return of capital distribution is made. This share-by-share approach could result in taxable gain with respect to some of a U.S. stockholder’s shares, even though the U.S. stockholder’s aggregate basis for such shares would be sufficient to absorb the portion of the distribution that is not treated as being made out of our current and accumulated earnings and profits. Although these proposed Treasury Regulations have been withdrawn, the notice withdrawing the proposed Treasury Regulations reiterated that the Treasury Department and IRS believe that under current law the results of such distributions should derive from the consideration received by a stockholder on a share-by-share basis.
If we declare a dividend in October, November or December of any calendar year with a record date in one of these months and pay the dividend on or before January 31 of the following calendar year, we will be treated as having paid the dividend, and our stockholders will be treated as having received the dividend, on December 31 of the calendar year in which the dividend was declared.
Capital Gain Dividends.   We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends generally are taxed to U.S. stockholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long the U.S. stockholder has held its shares. However, U.S. stockholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain” (which is generally taxed at a higher rate than long term capital gain tax rates for non-corporate U.S. stockholders) if we incur such gain. Additionally, corporate U.S. stockholders may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.
Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as “undistributed capital gain.” We will be subject to regular U.S. federal corporate income tax on any undistributed capital gains and our earnings and profits will be adjusted appropriately. On such a designation, a U.S. stockholder:
(1)
will include in its income as long-term capital gains its proportionate share of such undistributed capital gains;

(2)
will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or refund for the amount of tax deemed paid by it; and

(3)
will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid.

Passive Activity Losses and Investment Interest Limitation.   Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any “passive activity losses” against such income or gain. Distributions made by us, to the extent they do not constitute a return of capital or a capital gain dividend, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain.
Stock Dividends and Other Tax Considerations.   The discussion in this section applies equally to distributions payable in cash and taxable stock distributions. The Code provides that certain distributions payable in stock will be treated as taxable stock dividends. In addition, shares acquired through a distribution reinvestment plan are treated as taxable stock dividends, and thus the above applies regardless of whether the distributions by us are reinvested pursuant to the Dividend Reinvestment and Stock Purchase Plan. Taxable U.S. stockholders receiving taxable distributions of stock will be required to include as dividend income the fair market value of the stock received plus any cash or other property received in the distribution, to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Such losses, however, are not passed through and U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.
Sales of Shares.   Upon any taxable sale or other taxable disposition of shares, a U.S. stockholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (x) the amount of cash and the fair market value of any property received on the sale or other disposition and (y) the U.S. stockholder’s adjusted basis in the shares for tax purposes. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the U.S. stockholder’s holding period in the shares (generally, if an asset has been held for more than one year it will produce long-term capital gain), the U.S. stockholder’s tax bracket and the U.S. stockholder’s status (i.e., as an individual or other non-corporate U.S. stockholder or as a corporate U.S. stockholder). The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate U.S. stockholders) to a portion of capital gain realized by a non-corporate U.S. stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. stockholders are urged to consult with their tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the date of disposition.
If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Medicare Tax on Unearned Income.   A U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (i) the U.S. stockholder’s “net investment income” for the relevant taxable year and (ii) the excess of the U.S. stockholder’s modified gross income for the taxable year over a certain threshold (currently between $125,000 and $250,000 depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our common stock and gain from the sale of our common stock. If you are a U.S. stockholder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock.
Information Reporting and Backup Withholding.   The amount of distributions we pay during each taxable year and the proceeds of any sale or other disposition of our stock will be reported to our U.S. stockholders and the IRS. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at a current rate of 24% with respect to distributions unless the U.S. stockholder:
(1)
is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

(2)
provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Treatment of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. U.S. tax-exempt entities generally must separately compute their taxable income and loss for each unrelated trade or business activity for purposes of determining their UBTI. UBTI generally includes (i) any income or gain not sufficiently related to a tax-exempt organization’s exempt purpose, other than certain passive investment income such as dividends, interest, rents from real property and capital gains, and (ii) debt-financed income derived from property not sufficiently related to such exempt purpose that is subject to “acquisition indebtedness.”
Provided that a tax-exempt U.S. stockholder has not held its common stock as “debt financed property” within the meaning of the Code, the dividend income it receives from us will not be UBTI to a tax-exempt U.S. stockholder. Similarly, gain from the sale of shares of our common stock will not constitute UBTI unless the tax-exempt U.S. stockholder has held its shares as debt financed property within the meaning of the Code.
However, for tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our company will generally constitute UBTI; however, an organization exempt under Section 501(c)(9) or (c)(17) of the Code may reduce UBTI if it properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt U.S. stockholders should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”
A REIT is a pension-held REIT if it meets the following two tests:
(1)
it qualified as a REIT only by reason of Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the pension trust rather than by the pension trust itself; and

(2)
either (a) at least one pension trust holds more than 25% of the value of the REIT’s stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT’s shares, collectively owns more than 50% of the value of the REIT’s shares.

For pension-held REITs, the percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies, in which case no dividends are treated as UBTI, where this percentage is less than 5% for any taxable year. Before investing in our common stock, a tax-exempt U.S. stockholder should consult its tax advisors with regard to UBTI and the suitability of an investment in our common stock.
U.S. Taxation of Non-U.S. Stockholders
General.   When we refer to a “non-U.S. stockholder,” we mean a beneficial owner of our common stock that (i) is, for U.S. federal income tax purposes, a nonresident alien individual or a foreign corporation and (ii) is not otherwise subject to special treatment under the Code. The rules governing the U.S. federal income taxation of a non-U.S. stockholder are complex and no attempt will be made herein to provide more than a summary of such rules. This disclosure does not address holders of stock that are non-U.S. trusts or estates, and additional considerations may apply to non-U.S. stockholders that are non-U.S. trusts or estates and to the beneficiaries of any such non-U.S. trusts or estates. Non-U.S. stockholders and other non-U.S. persons should consult their tax advisors to determine the effect of U.S. federal, state, local and non-U.S. tax laws with regard to an investment in our common stock, including the potential application of any income tax treaty that may reduce the U.S. federal income taxes otherwise required to be paid or withheld or otherwise modify the consequences described below and the requirements for claiming treaty relief. The discussion below assumes we have qualified as a REIT and will continue to qualify as a REIT.
Ordinary Distributions by AvalonBay.   Distributions paid by us to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” within the meaning of Section 897(c) of the Code nor designated by us as capital gain dividends will be treated as dividends taxed as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, unless an applicable tax treaty reduces or eliminates that tax (and the non-U.S. stockholder furnishes required documentation to claim treaty relief) or unless the dividends are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business (and the non-U.S. stockholder furnishes required documentation to claim the effectively connected income exemption).
Dividends treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis, that is, after allowance for deductions, at the graduated rates applicable to ordinary income, and are generally not subject to withholding. A corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax on its effectively connected earnings and profits at a 30% rate. Such branch profits tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the non-U.S. stockholder is resident for tax purposes.
Distributions in excess of our current or accumulated earnings and profits and not attributable to gains from our sales or exchanges of U.S. real property interests will not be taxable to a non-U.S. stockholder to the extent they do not exceed the adjusted basis of the non-U.S. stockholder’s shares. Instead, they will reduce the adjusted basis of such shares (see discussion above under “Taxation of U.S. Stockholders —  Distributions by AvalonBay” with respect to the application of a return of capital distribution to the shares of stock upon which such distribution is made). To the extent that such distributions exceed both our current and accumulated earnings and profits and the adjusted basis of a non-U.S. stockholder’s shares, they will be treated as gain from the sale or disposition of the non-U.S. stockholder’s shares and may be subject to tax as described in the “— Sale of Common Stock” portion of this section below. The withholding on such distributions may vary from the underlying tax, as noted below.
U.S. Federal Income Tax Withholding on Distributions not Subject to FIRPTA.   Subject to the discussion below regarding the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” we expect to withhold for U.S. federal income tax purposes at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:
(1)
a lower treaty rate applies and the non-U.S. stockholder furnishes an IRS Form W-8BEN or Form W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate with us; or

(2)
the non-U.S. stockholder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income that is effectively connected with such non-U.S. stockholder’s trade or business within the U.S.

In addition to withholding on any distributions to non-U.S. stockholders attributable to gain from our sale or exchange of U.S. real property interests as discussed below, FIRPTA withholding regulations may require us to withhold 15% of a distribution that exceeds our current and accumulated earnings and profits.
In light of potential difficulties in properly characterizing a distribution for purposes of the above withholding rules, we may decide to withhold at the highest rate that we determine could apply. Amounts of tax so withheld do not represent actual tax liabilities, but rather, represent payments in respect of the non-U.S. stockholder’s U.S. federal income tax liabilities. Therefore, such withheld amounts are creditable by the non-U.S. stockholder against its actual U.S. federal income tax liabilities, and the non-U.S. stockholder would be entitled to a refund of any amounts withheld in excess of such non-U.S. stockholder’s actual U.S. federal income tax liability for the corresponding taxable year, provided the required filings and information are timely and properly furnished to the IRS.
Capital Gain Dividends not Subject to FIRPTA.   Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those attributable to gain from sales or exchanges by us from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:
(1)
the investment in our common stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a non-U.S. stockholder that is a foreign corporation also may be subject to the 30% branch profits tax (which branch profits tax may be reduced or eliminated by an applicable income tax treaty); or

(2)
the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on his or her net U.S. source capital gains.

Treasury Regulations coordinating FIRPTA withholding rules and withholding rules generally applicable to dividends do not appear to require withholding with respect to our capital gain dividends that are not attributable to gain from the sale or exchange by us of a U.S. real property interest. As noted above, however, we may withhold with respect to amounts designated as capital gain dividends even if the dividends are not subject to U.S. federal income tax in light of potential difficulties in properly characterizing a distribution for purposes of the above withholding rules.
Distributions Attributable to Sale or Exchange of Real Property.   Subject to the exception discussed below for 10% or smaller holders of regularly traded classes of stock, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated under FIRPTA as recognizing gain that is income effectively connected with a U.S. trade or business. The term “U.S. real property interests” generally includes interests in U.S. real property and shares in U.S. corporations at least 50% of whose real estate and business assets consist of U.S. real property interests. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to the 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. Such branch profits tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the non-U.S. stockholder is resident for tax purposes.
Except as provided below, we will be required to withhold and remit to the IRS 21% (or the then applicable highest corporate rate of U.S. federal income tax) of any distributions to non-U.S. stockholders attributable to gain from our sale or exchange of U.S. real property interests. Amounts so withheld are creditable against the non-U.S. stockholder’s U.S. federal income tax liability. A non-U.S. stockholder who receives distributions attributable to gain from a sale or exchange by us of U.S. real property interests will be required to file a U.S. federal income tax return for the taxable year. However, FIRPTA and this 21% withholding tax will not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution. In the case of a capital gain dividend attributable to gain from the sale or exchange of a U.S. real property interest, a recipient exempt from tax under FIRPTA by reason of not owning more than 10% of such class of stock must treat the capital gain dividend as an ordinary dividend subject to the rules discussed above.
Retained Capital Gains.   Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.
Sale of Common Stock.   Gain recognized by a non-U.S. stockholder upon the sale, exchange or other taxable disposition of our common stock generally would not be subject to U.S. taxation unless:
(1)
the investment in our common stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a non-U.S. stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above;

(2)
the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net U.S. source capital gains for the taxable year; or

(3)
our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, we are a REIT and less than 50% in value of our stock is held directly or indirectly by non-U.S. persons. For these purposes, in the case of any class of our stock that is regularly traded on an established securities market, a person holding less than 5% of such class of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.
Even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (i) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock within 30 days before or after such ex-dividend date. This rule does not apply if the exception for distributions to 10% or smaller holders of regularly traded classes of stock is satisfied.
Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. stockholder sells its common stock, our common stock sold or otherwise disposed of by such non-U.S. stockholder would not be considered a U.S. real property interest if:
(1)
our common stock is considered regularly traded under applicable Treasury Regulations on an established securities market; and

(2)
the selling non-U.S. stockholder owned, actually or constructively, 10% or less in value of our common stock throughout the shorter of the five-year period ending on the date of the sale, exchange or other taxable disposition or the non-U.S. stockholder’s holding period.

If the gain on the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, the gain would be treated as income effectively connected with a U.S. trade or business, and a non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax; provided that the 30% branch profits tax will not apply to a corporate non-U.S. stockholder if the gain is treated as such effectively connected income as a result of FIRPTA. In addition, if the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of our common stock were not considered regularly traded on an established securities market, the purchaser of such common stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Information Reporting and Backup Withholding.   The applicable withholding agent will report to our non-U.S. stockholders and the IRS the amount of distributions treated as paid during each taxable year and the amount of tax withheld, if any, with respect to such payments. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides or is established.
In addition, a non-U.S. stockholder may be subject to backup withholding with respect to dividends paid on shares of our stock, unless the non-U.S. stockholder certifies that it is not a United States person, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption, in each case provided that the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person.
In general, if the proceeds of a sale or other disposition of stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing non-U.S. stockholder certifies that it is not a United States person, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption, in each case provided that the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person.
Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer, provided, however, that if the proceeds from a disposition of stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (a) backup withholding will apply only if the broker-dealer has actual knowledge that the owner is not a non-U.S. stockholder, and (b) information reporting will apply unless the non-U.S. stockholder certifies its non-U.S. status. Prospective non-U.S. stockholders should consult their tax advisors and financial planners concerning these rules.

Taxation of U.S. Holders of Our Debt Securities
This summary addresses only considerations with respect to U.S. dollar-denominated fixed rate debt securities issued by us without OID (as defined below) and U.S. dollar-denominated floating rate debt securities issued by us without OID that qualify for treatment as “variable rate debt instruments” (as defined in Treasury Regulations Section 1.1275-5(a)(1)), in each case that are not convertible or exchangeable into our common stock or other securities or property. In addition, this summary does not deal with (i) holders of our debt securities other than those who purchase the debt securities on original issuance at their issue price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), (ii) holders who hold our debt securities with amortizable bond premium (which generally arises if the holder’s tax basis in the debt security exceeds its stated redemption price at maturity, as defined below), and (iii) holders of our debt securities who have made an election under Treasury Regulations Section 1.1272-3(a) to accrue interest on our debt securities using the constant yield method.
When we refer to a “U.S. holder,” we mean a beneficial owner of the debt securities that is not subject to special treatment under the Code and is for U.S. federal income tax purposes:
(1)
an individual who is a citizen or resident, as defined in Code Section 7701(b), of the United States;

(2)
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

(3)
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)
a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under the applicable Treasury Regulations to be treated as a United States person under the Code.

Interest.   If you are a U.S. holder, stated interest paid on a debt security will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes.
Sale, Exchange or Other Taxable Disposition of Debt Securities.   Upon the sale, exchange, redemption, repurchase, or other taxable disposition of the debt securities, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized (less an amount equal to any accrued but unpaid interest, which will be taxable as such) on the sale, exchange, redemption, repurchase, retirement or other taxable disposition and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in the debt security generally will equal the amount the U.S. holder paid for the debt security decreased by the amount of any payments received, other than stated interest payments. Such gain or loss on the sale, exchange, redemption, repurchase, or other taxable disposition of the debt security generally will be long-term capital gain or loss if the debt security were held for more than one year. Non-corporate U.S. holders are generally subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is generally subject to limitations.
Original Issue Discount.   This discussion under “Taxation of U.S. Holders of Our Debt Securities” assumes that our debt securities are not issued with original issue discount, or OID, for U.S. federal income tax purposes, and does not address the taxation of debt securities issued with OID. The taxation of debt securities issued with OID is complex; the following paragraph provides a basic summary of the OID framework but does not contain a complete discussion of all the rules that may apply to our debt securities issued with OID.
If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with OID for U.S. federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than the statutory de minimis amount. Unless the de minimis exception applies, the amount of OID on a debt security is equal to such difference and must be included in income as ordinary interest no later than as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. holder’s regular method of tax accounting. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security, other than “qualified stated interest.” “Qualified stated interest” generally is stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate that properly takes into account the length of the interval between stated interest payments. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.
U.S. holders may, upon election, include in income all interest, including stated interest, de minimis OID, market discount, and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, that accrues on the debt securities by using the constant yield method applicable to OID, subject to limitations and exceptions.
A U.S. holder’s adjusted tax basis in the debt security generally will equal the amount the U.S. holder paid for a debt security issued with OID, decreased by the amount of any payments received, other than qualified stated interest payments, and increased by any accrued OID previously included in such U.S. holder’s income.
Medicare Tax.   Income and gains in respect of our debt securities may constitute “net investment income” for purposes of the Medicare Tax described above at “— Taxation of U.S. Stockholders — Medicare Tax on Unearned Income.” If you are a U.S. holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our debt securities.
Information Reporting and Backup Withholding.   Information reporting to the IRS generally will apply to payments of stated interest with respect to debt securities and the proceeds of any sale, exchange, redemption, retirement or other taxable disposition of debt securities, and backup withholding may also apply to such payments and proceeds unless the U.S. holder:
(1)
is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

(2)
provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability (or may be refunded) provided the required information is timely provided to the IRS.
U.S. Taxation of Non-U.S. Holders of Our Debt Securities
This summary addresses only considerations with respect to U.S. dollar-denominated fixed rate debt securities issued by us without OID and U.S. dollar-denominated floating rate debt securities issued by us without OID that qualify for treatment as variable rate debt instruments, in each case that are not convertible or exchangeable into our common stock or other securities or property. In addition, this summary does not deal with (i) holders of our debt securities other than those who purchase the debt securities on original issuance at their issue price, (ii) holders who hold our debt securities with amortizable bond premium, and (iii) holders of our debt securities who have made an election under Treasury Regulations Section 1.1272-3(a) to accrue interest on our debt securities using the constant yield method.
When we refer to a “non-U.S. holder” we mean a beneficial owner of the debt securities that (i) is, for U.S. federal income tax purposes, a nonresident alien individual or a foreign corporation and (ii) is not otherwise subject to special treatment under the Code. The rules governing the U.S. federal income taxation of a non-U.S. holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders and other non-U.S. persons should consult their tax advisors to determine the effect of U.S. federal, state, local and non-U.S. tax laws with regard to an investment in the debt securities, including the potential application of any income tax treaty that may reduce the U.S. federal income taxes otherwise required to be paid or withheld and the requirements for claiming treaty relief.
As noted above (and further discussed under “— Taxation of U.S. Holders of Our Debt Securities”), it is expected, and this discussion assumes, that the debt securities will be issued without OID for U.S. federal income tax purposes. If, however, the debt securities were issued with OID that did not satisfy a de minimis test, payments attributable to accrued OID would generally be treated like interest paid to a non-U.S. holder for purposes of the discussion below.
Stated Interest.   Subject to the discussion below regarding backup withholding and the Foreign Account Tax Compliance Act, or FATCA, withholding, payments of principal and interest on our debt securities beneficially owned by a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax provided, in the case of interest, that each of the following conditions is met:
(1)
the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(2)
the non-U.S. holder is not a controlled foreign corporation, as defined in the Code, that is related, directly or indirectly, to us;

(3)
the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, as described below under “— Effectively Connected Income;”

(4)
the non-U.S. holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Code Section 881(c)(3)(A); and

(5)
the non-U.S. holder certifies on a properly executed and appropriate IRS Form W-8, under penalties of perjury, that it is not a United States person as further discussed below.

In order for a non-U.S. holder to qualify for the above exemption from taxation on interest, the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement on the appropriate IRS Form W-8 from the non-U.S. holder that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is not a “United States person” within the meaning of the Code and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s appropriate IRS Form W-8 to the withholding agent. An appropriate IRS Form W-8 is generally effective for the remainder of the year of signature plus three full taxable years unless a change in circumstances renders any information on the form incorrect and may be effective for additional periods if certain requirements are satisfied. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new, appropriate IRS Form W-8.
If a non-U.S. holder’s interest income with respect to a debt security is not exempt from U.S. federal withholding as described above and not subject to the discussion below regarding effectively connected interest, a non-U.S. holder will be subject to U.S. federal withholding tax on the gross amount of such interest income currently imposed at a 30% rate (unless an applicable treaty reduces or eliminates such interest).
Sale, Exchange or Other Taxable Disposition of Debt Securities.   A non-U.S. holder will not be subject to U.S. federal income or withholding taxes on any gain realized on a sale, exchange or other taxable disposition of the debt securities, unless the gain is effectively connected with a trade or business conducted by such non-U.S. holder within the United States or in the case of an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met. Any amount received by a non-U.S. holder on the sale, exchange or other disposition of the debt securities attributable to accrued but unpaid stated interest will be subject to U.S. federal withholding tax and income tax as to the extent applicable for interest income, as described above.
Effectively Connected Income.   If a non-U.S. holder engages in a trade or business within the United States, and if interest on the debt security or gain recognized upon disposition is effectively connected with the conduct by such non-U.S. holder of such trade or business, the non-U.S. holder will generally be subject to regular U.S. federal income tax on that interest (or gain) on a net basis in the same manner as if such

non-U.S. holder were a U.S. holder. In such case, the non-U.S. holder will be exempt from the withholding tax on interest discussed above, although it will be required to provide a properly executed IRS Form W-8ECI in order to claim such exemption from withholding. In addition, if a non-U.S. holder is classified as a corporation for U.S. federal income tax purposes, such non-U.S. holder may also be subject to a branch profits tax at a 30% rate on the non-U.S. holder’s effectively connected earnings and profits (including interest on, and any gain recognized on the sale, exchange or other disposition of, a debt security) that is effectively connected with a U.S. trade or business, subject to certain adjustments.
Information Reporting and Backup Withholding.   The applicable withholding agent will report to our non-U.S. holders and the IRS the amount of interest paid and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established.
In addition, a non-U.S. holder may be subject to backup withholding with respect to payments of interest, unless the non-U.S. holder certifies that it is not a United States person, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption, in each case provided that the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person.
In general, if the proceeds from a sale or other disposition (including a retirement or redemption) of debt securities are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing non-U.S. holder certifies that it is not a United States person, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI or otherwise establishes an exemption, in each case provided that the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person.
Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer, provided, however, that if the proceeds from a disposition of debt securities are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (a) backup withholding will apply only if the broker-dealer has actual knowledge that the owner is not a non-U.S. holder, and (b) information reporting will apply unless the non-U.S. holder certifies its non-U.S. status. Prospective non-U.S. holders should consult their tax advisors and financial planners concerning these rules.
Other Tax Consequences for AvalonBay, its Stockholders and Holders of Debt Securities
FATCA Withholding and Reporting Requirements.   The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, together with administrative guidance and certain intergovernmental agreements entered into thereunder between the United States and several foreign governments (“IGAs”), impose a 30% withholding tax on “withholdable payments” made to “foreign financial institutions” (“FFIs”) and certain other non-U.S. non-financial entities (“NFFEs”) unless (i) the FFI undertakes certain diligence and reporting obligations, (ii) the NFFE either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (iii) the FFI or NFFE qualifies as an exempt beneficial owner. Any foreign government, any political subdivision of a foreign government, and any wholly owned agency or instrumentality of any one or more of the foregoing, any international organization and any wholly owned agency or instrumentality thereof, and certain retirement funds are treated as exempt beneficial owners, payments to which are not subject to FATCA withholding. “Withholdable payments” generally include any payment of interest, dividends and certain other types of generally passive income if such payment is from sources within the United States. While withholding under FATCA would have applied to the gross proceeds from a disposition of property that can produce U.S. source interest or dividends after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
If a non-U.S. stockholder or non-U.S. holder is an FFI that is not exempt or not subject to special treatment under the administrative guidance or an IGA, it must enter into an agreement with the United States Treasury Department requiring, among other things, that it undertakes to identify accounts (and certain debt and equity interests in such foreign financial institutions) held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on withholdable payments to account holders whose actions prevent them from complying with these reporting and other requirements. Non-U.S. stockholders and non-U.S. holders in jurisdictions that have entered into a Model 1 IGA with the United States are, in lieu of the foregoing reporting requirements, required to report such information to their own governments, which, in turn, will exchange such information with the United States government. The compliance requirements under FATCA are complex, and prospective non-U.S. stockholders and non-U.S. holders should consult their tax advisers regarding the applicability of the FATCA requirements to them.
Additional Legislative or Other Actions Affecting REITs.   The U.S. federal income tax rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and it is possible that there could be future changes that could adversely impact our stockholders or holders of our debt securities. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders and our holders of debt securities may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our common stock and/or our debt securities.
Certain State, Local, and Non-U.S. Taxes.   AvalonBay, its subsidiaries, our stockholders and holders of the debt securities may be subject to state, local and foreign tax in states, localities or foreign countries, including those in which we or they transact business or reside. The state, local and foreign tax treatment of AvalonBay, our stockholders and holders of the debt securities may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock or debt securities.

Selling Securityholders
Information about selling securityholders of AvalonBay, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.

Plan of Distribution
We, or the selling securityholders, may sell securities to or through underwriters, and may also sell securities directly to other purchasers or through dealers or agents, or through a combination of methods. Unless otherwise indicated in a prospectus supplement or other offering materials, the obligations of any underwriters to purchase the securities will be subject to conditions precedent and these underwriters will be obligated to purchase all the securities if any are purchased.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The prospectus supplement or other offering materials will describe the method of distribution of the securities.
In connection with the sale of securities, underwriters may receive compensation in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter, dealer or agent that will participate in the distribution of the securities will be identified, and any compensation it will receive will be described, in the prospectus supplement or other offering materials.
Under agreements which may be entered into by us and/or the selling securityholders, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us or the selling securityholders against some liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make relating to these liabilities. Any agreement in which the underwriters, dealers and agents are indemnified against civil liabilities will be described in the prospectus supplement or other offering materials.
If so indicated in a prospectus supplement or other offering materials, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Experts
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
Legal Matters
Certain legal matters with respect to the securities to be offered by this prospectus will be passed upon for us by Goodwin Procter LLP, New York, New York.

$400,000,000
AvalonBay Communities, Inc.
4.350% Senior Notes due 2030

Prospectus Supplement

November 19, 2025
Joint Book-Running Managers
J.P. Morgan	Goldman Sachs & Co. LLC	Mizuho	Morgan Stanley
BNP PARIBAS	BofA Securities	Deutsche Bank Securities	PNC Capital Markets LLC
RBC Capital Markets	TD Securities	Truist Securities	US Bancorp
Co-Managers
Barclays	Regions Securities LLC	Scotiabank	Wells Fargo Securities	Ramirez & Co., Inc.